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                                                                     EXHIBIT 4.1



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                              DANIEL GREEN COMPANY

                       RETIREMENT SAVINGS PARTNERSHIP PLAN

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                              Amended and Restated
                         Effective as of January 1, 2001

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                                TABLE OF CONTENTS

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ARTICLE I: TITLE AND PURPOSE...........................................................................   1

    1.1 TITLE..........................................................................................   1
    1.2 PURPOSE........................................................................................   1
    1.3 HISTORY........................................................................................   1

ARTICLE 2: DEFINITIONS.................................................................................   2

    2.1 ACCOUNT........................................................................................   2
    2.2 AFFILIATED COMPANIES...........................................................................   2
    2.3 ANNUAL ADDITION................................................................................   2
    2.4 BENEFICIARY....................................................................................   2
    2.5 BOARD OF DIRECTORS.............................................................................   2
    2.6 CODE...........................................................................................   2
    2.7 COMMITTEE......................................................................................   2
    2.8 COMPANY........................................................................................   2
    2.9 COMPANY BASIC CONTRIBUTION.....................................................................   2
    2.10 COMPANY CONTRIBUTION..........................................................................   2
    2.11 COMPANY CONTRIBUTIONS ACCOUNT.................................................................   2
    2.12 COMPANY MATCHING CONTRIBUTION.................................................................   2
    2.13 COMPENSATION..................................................................................   3
    2.14 DEFERRAL CONTRIBUTION.........................................................................   3
    2.15 DEFERRAL CONTRIBUTIONS ACCOUNT................................................................   3
    2.16 EMPLOYER SECURITY.............................................................................   3
    2.17 EMPLOYEE......................................................................................   3
    2.18 EMPLOYMENT COMMENCEMENT DATE..................................................................   3
    2.19 ENTRY DATE....................................................................................   3
    2.20 ERISA.........................................................................................   4
    2.21 EXCESS AGGREGATE CONTRIBUTION.................................................................   4
    2.22 EXCESS AMOUNT.................................................................................   4
    2.23 EXCESS CONTRIBUTION...........................................................................   4
    2.24 EXCESS DEFERRAL AMOUNT........................................................................   4
    2.25 FISCAL YEAR...................................................................................   4
    2.26 GROSS COMPENSATION............................................................................   4
    2.27 HIGHLY COMPENSATED EMPLOYEE AND HCE...........................................................   4
    2.28 HOUR OF SERVICE...............................................................................   4
    2.29 LEASED EMPLOYEE...............................................................................   6
    2.30 LEAVE OF ABSENCE..............................................................................   6
    2.31 NON-HIGHLY COMPENSATED EMPLOYEE...............................................................   6
    2.32 ONE-YEAR BREAK IN SERVICE.....................................................................   6
    2.33 PARTICIPANT...................................................................................   6
    2.34 PENSION PLAN..................................................................................   6
    2.35 PENSION PLAN TRANSFER ACCOUNT.................................................................   6
    2.36 PLAN..........................................................................................   6
    2.37 PLAN YEAR.....................................................................................   6
    2.38 QUALIFIED DOMESTIC RELATIONS ORDER............................................................   7
    2.39 REPLACEMENT PLAN ACCOUNT......................................................................   7
    2.40 REPLACEMENT PLAN AMOUNT.......................................................................   7
    2.41 RETIREMENT....................................................................................   7
    2.42 ROLLOVER ACCOUNT..............................................................................   7
    2.43 ROLLOVER CONTRIBUTION.........................................................................   7
    2.44 SECTION 415 COMPENSATION......................................................................   7
    2.45 SUSPENSE ACCOUNT..............................................................................   7
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    2.46 TRUST AGREEMENT...............................................................................   7
    2.47 TRUST AND TRUST FUND..........................................................................   8
    2.48 TRUSTEE.......................................................................................   8
    2.49 VALUATION DATE................................................................................   8
    2.50 YEAR OF SERVICE...............................................................................   8
    2.51 PENOBSCOT REPLACEMENT PLAN AMOUNT.............................................................   8
    2.52 PENOBSCOT PLAN................................................................................   8

ARTICLE 3: ELIGIBILITY TO PARTICIPATE..................................................................   9

    3.1 INITIAL ELIGIBILITY............................................................................   9
    3.2 ELIGIBILITY FOLLOWING INTERRUPTION OF SERVICE..................................................   9
    3.3 DETERMINATION AND NOTICE OF ELIGIBILITY BY COMMITTEE...........................................   9
    3.4 EXCLUSION OF CERTAIN INDIVIDUALS...............................................................   9
    3.5 APPLICATION OF USERRA..........................................................................   9
    3.6 RECLASSIFIED EMPLOYEE..........................................................................   9

ARTICLE 4: CONTRIBUTIONS BY PARTICIPANTS...............................................................  11

    4.1 ELECTIONS......................................................................................  11
    4.2 NONDISCRIMINATION REQUIREMENTS FOR DEFERRAL CONTRIBUTIONS......................................  11
    4.3 ROLLOVER CONTRIBUTIONS.........................................................................  13

ARTICLE 5: CONTRIBUTIONS...............................................................................  14

    5.1 COMPANY'S ANNUAL CONTRIBUTION..................................................................  14
    5.2 COMPANY CONTRIBUTIONS..........................................................................  14
    5.3 PAYMENT OF COMPANY'S CONTRIBUTIONS.............................................................  15
    5.4 LIMITATION ON COMPANY MATCHING CONTRIBUTIONS...................................................  15
    5.5 SCHEDULE.......................................................................................  16
    5.6 CORRECTION OF ERRORS...........................................................................  17
    5.7 NO OBLIGATION OF TRUSTEE AND COMMITTEE.........................................................  17

ARTICLE 6: REPLACEMENT PLAN AMOUNT.....................................................................  18

    6.1 DEFINITION OF REPLACEMENT PLAN AMOUNT..........................................................  18
    6.2 TIMING OF ALLOCATION OF REPLACEMENT PLAN AMOUNT................................................  18
    6.3 METHOD OF ALLOCATION FROM SUSPENSE ACCOUNT.....................................................  18
    6.4 INVESTMENT OF REPLACEMENT PLAN AMOUNT..........................................................  19
    6.5 VALUATION OF STOCK.............................................................................  19
    6.6 COMPANY REPURCHASE OF EMPLOYER SECURITIES......................................................  19

ARTICLE 6A: PENOBSCOT REPLACEMENT PLAN AMOUNT..........................................................  20

    6A.1 DEFINITION OF PENOBSCOT REPLACEMENT PLAN AMOUNT...............................................  20
    6A.2 TIMING OF RELEASE OF PENOBSCOT REPLACEMENT PLAN AMOUNT........................................  20
    6A.3 METHOD OF ALLOCATION FROM THE SUSPENSE ACCOUNT................................................  21
    6A.4 INVESTMENT OF PENOBSCOT REPLACEMENT PLAN AMOUNT...............................................  21
    6A.5 VALUATION OF STOCK............................................................................  21
    6A.6 COMPANY REPURCHASE OF EMPLOYER SECURITIES.....................................................  21

ARTICLE 7: ALLOCATION OF CONTRIBUTIONS AND TRUST EARNINGS..............................................  23

    7.1 ACCOUNTS OF PARTICIPANTS.......................................................................  23
    7.2 ALLOCATION OF COMPANY CONTRIBUTIONS AND FORFEITURES............................................  23
    7.3 LIMITATION ON PARTICIPANT ALLOCATIONS..........................................................  23
    7.4 FORFEITURE ACCOUNTS............................................................................  25
    7.5 NET VALUE OF THE TRUST.........................................................................  25
    7.6 ADJUSTMENT OF ACCOUNTS.........................................................................  25
    7.7 LIMITATION OF PARTICIPANT'S RIGHTS.............................................................  26

ARTICLE 8: RETIREMENT BENEFITS.........................................................................  27
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    8.1 NORMAL RETIREMENT..............................................................................  27
    8.2 LATE RETIREMENT................................................................................  27
    8.3 DISABILITY RETIREMENT..........................................................................  27
    8.4 RETIREMENT BENEFITS............................................................................  27

ARTICLE 9: DEATH BENEFITS..............................................................................  28

    9.1 DEATH OF A PARTICIPANT.........................................................................  28
    9.2 DESIGNATION OF BENEFICIARY.....................................................................  28
    9.3 DISTRIBUTION IN CASE NO BENEFICIARY DESIGNATED OR SURVIVING....................................  28
    9.4 DEATH OF A BENEFICIARY.........................................................................  29

ARTICLE 10: SEVERANCE BENEFITS.........................................................................  30

    10.1 SEVERANCE BENEFIT.............................................................................  30
    10.2 VESTED BALANCE................................................................................  30
    10.3 YEARS OF SERVICE..............................................................................  30
    10.4 DISPOSITION OF FORFEITURES....................................................................  31
    10.5 SEVERANCE BENEFIT IN CERTAIN CASES............................................................  32

ARTICLE 11: DISTRIBUTION OF BENEFITS...................................................................  33

    11.1 TIME AND MANNER OF DISTRIBUTION OF RETIREMENT AND SEVERANCE BENEFITS..........................  33
    11.2 MINIMUM DISTRIBUTION REQUIREMENTS.............................................................  34
    11.3 TIME AND MANNER OF DISTRIBUTION OF DEATH BENEFITS.............................................  35
    11.4 NOTICE OF DEATH, RETIREMENT OR TERMINATION OF SERVICE.........................................  36
    11.5 DIRECT ROLLOVER DISTRIBUTIONS.................................................................  36
    11.6 DISTRIBUTION UNDER QUALIFIED DOMESTIC RELATIONS ORDER.........................................  37
    11.7 HARDSHIP DISTRIBUTION.........................................................................  37
    11.8 DISTRIBUTION OF EXCESS DEFERRAL AMOUNTS.......................................................  38
    11.9 DISTRIBUTION OF EXCESS CONTRIBUTIONS..........................................................  39
    11.10 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS...............................................  39
    11.11 CESSATION OF INTEREST........................................................................  39
    11.12 MISSING PERSONS..............................................................................  40
    11.13 MAILING OF BENEFITS..........................................................................  40
    11.14 MINORS AND INCOMPETENTS......................................................................  40

ARTICLE 12: ADMINISTRATION OF THE PLAN.................................................................  41

    12.1 MEMBERS OF THE COMMITTEE......................................................................  41
    12.2 POWERS AND DUTIES OF THE COMMITTEE; COMMITTEE NOT TO ACT IN DISCRIMINATORY MANNER.............  41
    12.3 NOTIFICATION OF TRUSTEE.......................................................................  42
    12.4 COMMITTEE PROCEDURES: CHAIRMAN AND SECRETARY..................................................  42
    12.5 COMMITTEE TO KEEP ACCURATE RECORDS............................................................  42
    12.6 RELIANCE ON SPECIALISTS.......................................................................  42
    12.7 COMPENSATION; LIABILITY.......................................................................  43
    12.8 ELECTIONS, REQUESTS AND DESIGNATIONS..........................................................  43
    12.9 CLAIMS PROCEDURE..............................................................................  43

ARTICLE 13: TRUSTEE....................................................................................  45

    13.1 TRUST AGREEMENT...............................................................................  45
    13.2 INVESTMENT OF TRUST FUND......................................................................  45
    13.3 TRUSTEE'S ACCOUNTS............................................................................  46
    13.4 TRUSTEE'S RECORDS.............................................................................  46
    13.5 TRUSTEE'S LIABILITY...........................................................................  46
    13.6 TRUSTEE'S COMPENSATION AND EXPENSES...........................................................  47

ARTICLE 14: AMENDMENT AND TERMINATION..................................................................  48

    14.1 RIGHT TO AMEND OR TERMINATE...................................................................  48
    14.2 PERMANENCE OF PLAN............................................................................  48
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    14.3 TERMINATION OF PLAN OR PLAN AND TRUST.........................................................  48
    14.4 VESTING ON TERMINATION OR PARTIAL TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS......  49
    14.5 SUCCESSOR TO BUSINESS OF THE COMPANY..........................................................  49
    14.6 LIQUIDATION OF TRUST..........................................................................  49
    14.7 MERGER OR CONSOLIDATION OF PLAN...............................................................  50

ARTICLE 15: SPENDTHRIFT PROVISION; ALIENATION PROHIBITED...............................................  51

ARTICLE 16: SPECIAL TAX QUALIFICATION PROVISIONS.......................................................  52

    16.1 AFFILIATED COMPANIES..........................................................................  52
    16.2 TOP-HEAVY PLAN REQUIREMENTS...................................................................  52

ARTICLE 17: MISCELLANEOUS..............................................................................  55

    17.1 RIGHTS OF EMPLOYEES...........................................................................  55
    17.2 OBLIGATION OF THE COMPANY.....................................................................  55
    17.3 ACTION BY THE COMPANY.........................................................................  55
    17.4 CONSTRUCTION..................................................................................  55
    17.5 LIABILITY OF THE COMPANY......................................................................  55
    17.6 TITLES........................................................................................  55
    17.7 COUNTERPARTS..................................................................................  55
    17.8 EXPENSES......................................................................................  56
    17.9 ADOPTION BY AFFILIATED COMPANY................................................................  56

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                                    ARTICLE I

                                TITLE AND PURPOSE

1.1 Title. The Plan shall be known as the Daniel Green Company Retirement Savings Partnership Plan.

1.2 Purpose. The Plan is created for the purpose of enabling Employees of the Company who qualify as Participants to share in the profits of the Company. The Plan is intended to qualify as a profit sharing plan under
         Section 401(a) of the Code, to constitute a qualified cash or deferred arrangement under Section 401(k) of the Code, and to serve as a qualified replacement plan within the meaning of Section 4980(d) of the Code. As such, the Plan shall be eligible to receive reversionary monies from the Pension Plan, a terminating defined benefit plan sponsored by the Company, any such amounts to be allocated in accordance with section 4980(d)(2)(c) of the Code. The principal and income of the Plan shall never be paid or revert to the Company, or be used for any purpose whatsoever other than the exclusive purpose of providing benefits to the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan, except that: (a) amounts described in Section 6.3(i) may be returned to the Company upon termination of the Plan; (b) contributions made by mistake of fact may, if the Company so elects, be returned to the Company within one year of the date of payment; and (c) contributions of the Company, all of which are hereby conditioned on their deductibility under the Code, may, if and to the extent that a deduction therefor is disallowed, and if the Company so elects, be returned to the Company within one year of the disallowance of the deduction.

1.3 History. The Plan was originally established effective as of August 1, 1997. This amendment and restatement to the Plan, effective as of January 1, 2001 is intended to comply with the Uruguay Round Agreements Act of 1994 (GATT), the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000. This amendment and restatement is also intended as good faith compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), such amendments to be construed in accordance with EGTRRA and guidance issued thereunder.

                                        1
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                                    ARTICLE 2

                                   DEFINITIONS

2.1 "Account" means any or all of the accounts maintained on the books of the Plan for a Participant's benefit pursuant to any provision of the Plan.

2.2 "Affiliated Companies" means the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) described in and subject to the terms of Section 16.1. "Affiliated Company" means the Company and each of the Affiliated Companies.

2.3 "Annual Addition" means the sum of the contributions by the Company (including Deferral Contributions), amounts allocated to a Participant's Replacement Plan Account from the Suspense Account, and any forfeitures allocated to a Participant's Account for the Plan Year.

2.4 "Beneficiary" means the person or persons designated by a Participant pursuant to Section 9.2 (or if no designated beneficiary is named, or survives, the person or persons specified in Section 9.3) to receive the benefits distributable under the Plan on account of his death.

2.5      "Board of Directors" means the Board of Directors of the Company.

2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or other statute of similar import.

2.7      "Committee" has the meaning set forth in Section 12.1.

2.8 "Company" means Daniel Green Company and any successor to substantially all of its business, and any Affiliated Company that has adopted the Plan in accordance with Section 17.9.

2.9 "Company Basic Contribution" means the portion of the Company Contribution which is described in clause (a) of Section 5.2.

2.10 "Company Contribution" means the total amount contributed to the Plan pursuant to Section 5.2.

2.11 "Company Contributions Account" means an account maintained on the books of the Plan for the purpose of recording allocations to a Participant of contributions made to the Plan by the Company pursuant to Section 5.2, and any income, expenses, gains and losses attributable thereto and any withdrawals or distributions therefrom.

2.12 "Company Matching Contribution" means the portion of the Company Contribution which is described in clause (b) of Section 5.2.

                                        2
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2.13     "Compensation" means base pay paid by the Company to an Employee for services rendered, plus overtime, and two-thirds of any commissions, but not including payments in lieu of vacation, bonuses, or other incentive compensation, or any contributions or payments made pursuant to this Plan or any other employee benefit plan; provided, however, that for all purposes and provisions of the Plan other than Section 7.3, any pre-tax contributions made by an Employee pursuant to a plan described in Section 125 shall be considered part of his Compensation. For Plan Years beginning after December 31, 1997, for all purposes and provisions of the Plan other than Section 7.03, any pre-tax contributions made by an Employee pursuant to a plan described in
         Section 401(k) and 457 shall be considered part of his Compensation. For Plan Years beginning after December 31, 2000, for all purposes and provisions of the Plan other than Section 7.3, any pre-tax contributions made by an Employee pursuant to a plan described in
         Section 132(f)(4) shall be considered part of his Compensation. The Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $170,000 ($200,000 for Plan Years beginning after December 31, 2001) or such other amount as may apply under
         Section 401(a)(17) of the Code, as adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Code. For purposes of
         Section 5.2, only Compensation with respect to the portion of the year that the Plan was in effect and the Employee was a Participant shall be taken into account.

2.14 "Deferral Contribution" means an amount contributed to the Plan pursuant to Section 4.1.

2.15 "Deferral Contributions Account" means an account maintained on the books of the Plan for the purpose of recording contributions made to the Plan by the Company pursuant to a Participant's election in accordance with Section 4.1, and any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

2.16 "Employer Security" means stock of the Company that meets the requirements of Section 409(l) of the Code.

2.17 "Employee" means any individual who is employed in the business of the Company.

2.18 "Employment Commencement Date" means the date on which an Employee or a Leased Employee first rendered an Hour of Service to an Affiliated Company. In the case of an Employee who returns to employment with the Affiliated Companies after a One-Year Break in Service, Employment Commencement Date means the date on which the Employee renders an Hour of Service after the One-Year Break in Service. The Employment Commencement Date of an Employee of any corporation, partnership, trade or business that becomes an Affiliated Company (or is merged into or otherwise becomes part of an Affiliated Company) in accordance with
         Section 16.1 shall be the date his employer became an Affiliated Company; provided, however, that the Company may establish an earlier date as the Employment Commencement Date, by action of its authorized officer or the Board of Directors.

2.19     "Entry Date" means the first day of each calendar quarter.

                                        3
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2.20     "ERISA" means the Employee Retirement Income Security Act of 1974, as
         amended from time to time, or other statute of similar import.

2.21     "Excess Aggregate Contribution" has the meaning set forth in Section
         11.10.

2.22     "Excess Amount" has the meaning set forth in Section 7.3.

2.23     "Excess Contribution" has the meaning set forth in Section 11.9.

2.24     "Excess Deferral Amount" has the meaning set forth in Section 11.8.

2.25 "Fiscal Year" means the regular annual accounting period of the Company for federal income tax purposes, which at the time of the adoption of this Plan is the twelve month period that ends on the last day of December.

2.26     "Gross Compensation" means the Section 415 Compensation.

2.27 "Highly Compensated Employee" and "HCE" each means an employee of an Affiliated Company who:

         (a)      Was at any time a 5-percent owner, within the meaning of
                  Section 416(i)(1) of the Code, of an Affiliated Company during the Plan Year in question or the immediately preceding Plan Year; or

         (b) Had Gross Compensation during the Plan Year immediately preceding the Plan Year in question in excess of $85,000 [$90,000 for Plan Years beginning after December 31, 2001] (as adjusted pursuant to Section 414(q)(1) of the Code).

2.28     "Hour of Service" means the following:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed.

         (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence; provided, however, that:

                  (i) no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no services (whether or not such period occurs in a single Plan Year or other computation period);

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                  (ii)     an hour for which an Employee is paid, or entitled to
                           payment, by an Affiliated Company on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

                  (iii) Hours of Service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company; provided, however, that the same Hours of Service shall not be credited under both paragraph (a) above and this paragraph (c); and provided, further, that no more than 501 Hours of Service shall be credited under this paragraph (c) with respect to payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time described in paragraph (b) above, during which the Employee did not or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or payment pertains, rather than the computation period in which the award, agreement or payment is made.

                  Hours of Service for nonperformance of duties shall be credited in accordance with Department of Labor Regulations
                  Section 2530.200b-2(b). Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c).

                  Solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is absent from work on account of pregnancy or of the birth or adoption of a child, or for purposes of caring for a newborn or newly adopted child, shall be credited during such absence with the number of Hours of Service that would normally have been credited to him but for such absence (or, if the number just described cannot be determined, with eight Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any such pregnancy, birth or adoption. The Employee must furnish such information as shall be reasonably required to establish the reason for an absence and its duration. Hours of Service credited in accordance with this paragraph shall be credited for the computation period in which the absence begins, if necessary to prevent a One-Year Break in Service in that period, or if not, in the computation period next following that in which the absence begins.

                  A Leased Employee shall be credited with Hours of Service in the same manner as an Employee, treating payment or entitlement to payment on account of

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                  services performed for an Affiliated Company as though the payment were made or to be made by the Affiliated Company.

2.29 "Leased Employee" means any person, other than an Employee, who has performed for an Affiliated Company on a substantially full-time basis for a period of at least one year services under the primary direction or control of the Affiliated Company. A Leased Employee shall not be eligible to participant in the Plan, but a Leased Employee who becomes an Employee shall receive credit for purposes of Articles 3 and 10 for the Hours of Service credited to him while he was a Leased Employee, and for the period of one year immediately before he became a Leased Employee.

2.30 "Leave of Absence" means any extended unpaid absence from employment that is authorized in writing by an Affiliated Company on a uniform and nondiscriminatory basis. Leave of Absence may be authorized for reasons of illness, injury, temporary reduction in work force, training, education or other reasons in the discretion of an Affiliated Company. Leave of Absence shall be authorized for any period of military service during which the Employee's re-employment rights are protected by law. An Employee who leaves employment pursuant to a Leave of Absence, but fails (for any reason other than his death or Retirement) to return to employment with the Company at its expiration, shall be deemed to have quit as of the first day of the Leave of Absence, unless he has again become an Employee by the first anniversary of that date.

2.31 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

2.32 "One-Year Break in Service" means a Plan Year during which an Employee is not credited with more than 500 Hours of Service, unless the Employee's failure to be so credited is due to his Leave of Absence, at the expiration of which he returns to service with the Company.

2.33 "Participant" means an Employee who is either currently participating in the Plan in accordance with Article 3, or who has an Account in the Trust Fund resulting from his past participation in the Plan.

2.34 "Pension Plan" means the Retirement Plan for Employees of Daniel Green Company.

2.35 "Pension Plan Transfer Account" means an account maintained on the books of the Plan for the purpose of recording allocations of a Participant with respect to any elective transfers by such Participant from the Pension Plan, and any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

2.36 "Plan" means the Daniel Green Company Retirement Savings Partnership Plan as set forth herein, with any and all supplements and amendments hereto that may be in effect.

2.37 "Plan Year" means the annual accounting period of the Plan and Trust, which coincides with the Fiscal Year.

2.38 "Qualified Domestic Relations Order" means a judgment, decree or order that: (a) relates to the provision of child support, alimony, or marital property rights to a spouse, former spouse, child or other dependent of a Participant; (b) is made pursuant to the domestic relations law (including community property law) of any state; and (c) is determined by the Committee to constitute a "qualified domestic relations order" within the meaning of Section 414(p) of the Code.

2.39 "Replacement Plan Account" means any account maintained on the books of the Plan for the purpose of recording allocations of a Participant from the Suspense Account and any income, expenses, gains or looses attributable thereto and any withdrawals or distributions therefrom.

2.40     "Replacement Plan Amount" has the meaning set forth in Section 6.1.

2.41 "Retirement" means Normal, Late or Disability Retirement, as provided in Article 8.

2.42 "Rollover Account" means an account maintained on the books of the Plan for the purpose of recording the Rollover Contributions, if any, made by or on behalf of a Participant pursuant to Section 4.3, and any income, expenses, gains or losses attributable thereto and any distributions therefrom.

2.43     "Rollover Contribution" means a contribution made in accordance with
         Section 4.3.

2.44 "Section 415 Compensation" means an Employee's "wages" for a Plan Year, as defined for purposes of federal income tax withholding in Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Company in the course of its trade or business, for which the Company is required to furnish the Employee with a written statement under Section 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code); provided, however, that effective for Plan Years beginning after December 31, 1997, any pre-tax contributions made by an Employee pursuant to a plan described in Section 401(k), 125, or 457 of the Code shall be considered part of his Section 415 Compensation. Effective for Plan Years beginning after December 31, 2000, pre-tax contributions made by an Employee pursuant to a plan described in Section 132(f)(4) shall be considered part of his 415 Compensation.

2.45 "Suspense Account" has the meaning set forth in Sections 6.2(a) or 6A.2(a).

2.46 "Trust Agreement" means the Custody Agreement for Qualified Employee Benefit Plans and the Directed Trust Rider thereto executed August 1997 by the Company and Exeter Trust Company, with any and all supplements and amendments thereto that may be in effect.

2.47 "Trust" and "Trust Fund" means the fund established pursuant to the Trust Agreement.

2.48 "Trustee" means Exeter Trust Company, or the person or persons who otherwise from time to time act as trustee under the Trust Agreement.

2.49 "Valuation Date" means, as to all investments other than Employer Securities, each day that the New York Stock Exchange is open, or such other date or dates as the Administrator may designate. In the discretion of the Committee, Employer Securities may be valued less frequently than other assets held by the Trustee, but must be valued as of each of June 30, 1998, 1999 and 2000. Valuation Dates shall occur no less frequently than once in every twelve months.

2.50 "Year of Service" means a Plan Year during which an Employee or a Leased Employee is credited with at least 1,000 Hours of Service and such other periods of time as are taken into account pursuant to
         Article 10.

2.51     "Penobscot Replacement Plan Amount" has the meaning set forth in
         Section 6A.1.

2.52     "Penobscot Plan" means the Penobscot Shoe Retirement Plan.

                                    ARTICLE 3

                           ELIGIBILITY TO PARTICIPATE

3.1 Initial Eligibility. Each person who is an Employee on December 31, 2000 and was a participant in the Pension Plan shall be eligible to participate in the Plan on January 1, 2001. Each other Employee who has attained age 18 shall become eligible to participate in the Plan on the Entry Date coinciding with or next following the date on which he has completed a period of twelve consecutive months of service since his Employment Commencement Date. For purposes of determining the eligibility of an Employee to become a Participant in order to receive an allocation under Article 6A, eligibility service counted under the Penobscot Plan shall be counted for purpose of the Plan.

3.2 Eligibility Following Interruption of Service. An Employee who incurs one or more One-Year Breaks in Service after having fulfilled the requirements of Section 3.1 shall remain eligible to participate in the Plan, and may resume participation in the Plan as of the date on which he first completes an Hour of Service following his return to employment. An Employee who fulfills the requirements of Section 3.1 and incurs one or more consecutive One-Year Breaks in Service before the occurrence of his Entry Date shall become eligible to participate in the Plan as of the date on which he first completes an Hour of Service following his return to employment. An Employee whose employment terminates before he has fulfilled the requirements of
         Section 3.1 shall be treated as a new Employee upon his re-employment.

3.3 Determination and Notice of Eligibility by Committee. The determination of an Employee's eligibility to participate in the Plan shall be made from the records of the Company by the Committee, which shall have full discretionary authority to interpret and apply the eligibility provisions of the Plan. The Committee shall inform each Employee who satisfies the requirements of Section 3.1 or 3.2 of his eligibility to participate in the Plan.

3.4 Exclusion of Certain Individuals. Notwithstanding any other provision of this Article 3 to the contrary, any individual classified by an Affiliated Company as an independent contractor, including any Leased Employee, shall be ineligible to participate in the Plan, notwithstanding any recharacterization of the individual as an employee for any federal, state, or local law purpose.

3.5 Application of USERRA. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994 contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.6 Reclassified Employee. Notwithstanding anything contained herein to the contrary, an individual who is not characterized or treated as a common-law employee by the Company will not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common-law employee,the individual will be eligible to participate in the Plan no earlier than the actual date of reclassification (if such individual otherwise qualifies as an Employee hereunder). If the effective date of any such reclassification is prior to the actual date of reclassification, in no event will the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.

                                    ARTICLE 4

                          CONTRIBUTIONS BY PARTICIPANTS

4.1 Elections. Subject to Section 4.1, each Employee who has become eligible to participate in the Plan in accordance with Article 3 shall be entitled to elect that the Company contribute to the Plan as a Deferral Contribution on his behalf any whole percentage from one percent (1%) to ten percent (10%) of his Compensation, instead of paying that amount to him in cash; but no Participant shall be entitled to elect to have the Company make a Deferral Contribution for any Plan Year that would exceed the limitations specified in Section 4.2 and
         7.3. Deferral Contributions shall constitute contributions of the Company to the Plan for all purposes except the determination of Compensation under Section 2.13.

         An amount credited to a Participant's Deferral Contributions Account pursuant to a Participant's election shall be treated as a Deferral Contribution for the Plan Year in which such contribution is made, shall be transmitted by the Company to the Trustee as soon as practicable after the payment date (but in no event later than the time prescribed by the Department of Labor Regulations Section 2510.3-102), and shall be treated thereafter as a Deferral Contribution for all purposes of the Plan. In no event shall the Deferral Contributions of a Participant be forfeited.

         Subject to the provisions of this Section 4.1, the Committee shall have the discretionary authority to establish uniform and nondiscriminatory rules and procedures, and from time to time to modify or change such rules and procedures, governing the manner, method, and timing of elections by which Deferral Contributions are made to the Plan; provided, however, that in no event shall a Deferral Contribution be permitted with respect to Compensation currently available to a Participant.

4.2 Nondiscrimination Requirements for Deferral Contributions. No Participant shall be entitled to have the Company make a Deferral Contribution for any Plan Year if the contribution (i) would cause the Annual Addition to his Account to exceed the maximum specified in
         Section 7.3 or (ii) the contribution would cause the total of the Participant's Deferral Contributions for any calendar year to exceed the limit set forth in Section 402(g) of the Code.

         Deferral Contributions for a Plan Year must satisfy at least one of the following tests:

         (a) The Average Deferral Percentage (as hereinafter defined) for the current Plan Year for the group of Participants who are Highly Compensated Employees (the "HCE Group") does not exceed the Average Deferral Percentage for the preceding Plan Year for the group of Participants who are Non-Highly Compensated Employees (the "NHCE Group") times 1.25; or

         (b) The Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.

         If the Company makes an election pursuant to Section 401(k)(3)(A) of the Code, the phrase "current Plan Year," when used in this Section 4.2, shall be substituted for the phrase "preceding Plan Year." In applying this Section 4.2 for the Plan Year ending December 31, 1997, the Average Deferral Percentage for the NHCE Group for the preceding Plan Year shall be three percent; provided, however, that if the Company makes an election pursuant to Section 401(k)(3)(E)(ii) of the Code, the Average Deferral Percentage for the NHCE Group for the preceding Plan Year shall be the Average Deferral Percentage for the NHCE Group for the current Plan Year.

         The Average Deferral Percentage for a group of Participants for a Plan Year shall be the average, expressed as a percentage, of the individual ratios of (i) a Participant's Deferral Contributions for the Plan Year in question to (ii) the Participant's Section 415 Compensation for the Plan Year in question. In calculating such ratios: (i) Deferral Contributions returned to a Participant pursuant to Section 7.3 shall be excluded; (ii) contributions made on behalf of a Highly Compensated Employee pursuant to Section 401(k) of the Code under all plans of any Affiliated Companies shall be considered to have been made under a single arrangement; and (iii) the rules set forth in Income Tax Regulations Section 1.401(k)-1(b) shall apply.

         For purposes of this Section 4.2, the term "Participant" includes any Employee who was eligible for all or part of the Plan Year in question to make Deferral Contributions, or who would have been eligible but for the limitation contained in Section 7.3. The Average Deferral Percentage for any Participant who makes no Deferral Contributions shall be zero. Deferral Contributions shall be taken into account in determining the Average Deferral Percentage only if they are allocated to Participants' Accounts as of a date during the Plan Year in question and they relate to Compensation that would have been received by a Participant during the Plan Year in question but for his election to defer them, or they relate to service performed during the Plan Year and would have been received by a Participant within 2 1/2 months after the end of the Plan Year in question.

         If the Average Deferral Percentage for the HCE Group exceeds the percentage permitted under this Section 4.2, the amount of Deferral Contributions for all Participants in the HCE Group shall be reduced to the extent necessary to satisfy the test of clause (a) or (b) above commencing with a reduction based on the highest percentage deferral and continuing until the test is satisfied. The applicable dollar amounts associated with the percentage reduction shall then be applied as follows. The applicable dollar reduction in Deferral Contributions shall be effected by decreasing the amount of Deferral Contributions of the HCE with the highest dollar amount of Deferral Contributions until such HCE's Deferral Contributions equal the dollar amount of the Deferral Contributions of the HCE with the next highest dollar amount thereof; however, if a lesser reduction would suffice to permit the Average Deferral Percentage for the HCE Group to satisfy the limitation of this Section 4.2, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Deferral Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. Any reduction made pursuant to this paragraph shall be designated an Excess Contribution and shall be distributed in accordance with Section 11.9.

4.3 Rollover Contributions. The Committee in its sole discretion, may permit an Employee (whether or not he has satisfied the conditions for becoming a Participant) to make or cause to be made on his behalf a Rollover Contribution that satisfies the requirements of this Section
         4.3. In determining whether to permit a Rollover Contribution with respect to any Employee, the Committee shall be concerned primarily with whether the contribution satisfies all applicable requirements of the Code, or cases, regulations or rulings thereunder, relating to such contributions, and in making any such determination, the Committee may require the Employee to furnish such certificates, affidavits, opinions of counsel, rulings of the Internal Revenue Service or other information as the Committee, in its sole discretion, considers necessary or appropriate. The Plan shall not be disqualified if it accepts a Rollover Contribution from another plan that was not qualified at the time of making the distribution, if, before accepting the distribution the Plan reasonably concluded that the distributing plan was qualified. The Plan shall not fail to reasonably conclude that the contribution was a valid Rollover Contribution because the Plan was not provided a determination letter on the distributing plan's status as a qualified plan. Any permitted Rollover Contribution made by or on behalf of an Employee shall represent his interest in a tax-qualified retirement plan of a previous employer of the Employee, or an individual retirement savings plan that has been used by the Employee as a conduit for a prior distribution of his account in a tax-qualified retirement plan of a previous employer. Rollover Contributions shall be made either directly to the Trustee or to the Company for transmittal to the Trustee as soon as practicable after the receipt thereof, as directed by the Committee. All such contributions shall be credited to a Rollover Account established for the Employee. In no event shall any Rollover contribution be forfeited.

                                    ARTICLE 5

                                  CONTRIBUTIONS

5.1 Company's Annual Contribution. For each Plan Year, the Company shall contribute to the Trust the sum of:

         (a) An amount equal to the aggregate Deferral Contributions of all Participants, if any; and

         (b) The aggregate Company Contributions determined in accordance with Section 5.2.

         Contributions by the Company pursuant to this Section 5.1 and allocations pursuant to Article 6 shall constitute the funding policy and method for the Plan adopted in accordance with Section 402(b)(1) or ERISA. Notwithstanding any provision to the contrary, for any Plan Year in which there exists a deficiency in the amount necessary to restore any Participant's Account in accordance with Section 10.4, the Company may make a supplementary contribution in the amount necessary to eliminate the deficiency, regardless of whether the supplementary contribution causes the Company's total contribution to exceed the amount deductible under the Code, and any such supplementary contribution shall be allocated solely in accordance with Section 10.4.

5.2 Company Contributions. For any Plan Year the amount of the Company Contributions made for each Participant's Account shall be equal to (a) one percent (1%) of the Participant's Compensation for the Plan Year (the "Company Basic Contribution") plus (b) 50 percent (50%) of his Deferral Contributions for the period in question, disregarding any Deferral Contributions that exceed four percent (4%) of his Compensation for that period, or that are required to be distributed as Excess Deferral Amounts pursuant to Section 11.8 or as Excess Contributions pursuant to Section 11.9, and reduced to the amount of any Forfeiture Accounts available for allocation as part of the Company's contribution in accordance with section 7.2 (the "Company Matching Contribution"). Notwithstanding the preceding sentence, the Company shall not be required to make any Company Contribution for any Plan Year, and the amount of the Company Contribution for a Plan Year shall be determined by the Company in its sole discretion. The Company Basic Contribution shall be made only to the Account of a Participant who is either an Employee, or who died or retired during the Plan Year, or is on a Leave of Absence on the last day of the Plan Year and was credited with at least 1,000 Hours of Service during the Plan Year. However, in the event that for any Plan Year the application of the preceding sentence causes the Plan to fail the minimum coverage requirements of section 410(b)(1)(B) of the Code, then the Company Basic Contribution shall be made also to the Accounts of Participants who were credited with at least 1,000 Hours of Service during the Plan Year, beginning with the person whose employment terminated latest in the Plan Year, and continuing back in order of time until allocations had been made to the Accounts of all such persons or until the plan meets the minimum coverage requirement for the Plan Year, whichever occurs first.

5.3 Payment of Company's Contributions. The Company's contributions for each Fiscal Year shall be paid directly to the Trustee within the time required by law in order to obtain a deduction of the amount of the contribution for federal income tax purposes for the Fiscal Year, as determined under the then applicable provisions of the Code. The Company may, in its discretion, contribute to the Trust Fund at any time during a Fiscal Year an amount or amounts in respect of its contribution pursuant to Section 5.2 for that Fiscal Year, and generally shall contribute the Company Matching Contribution after the end of each calendar quarter, but no portion of the Company's Basic Contribution shall be allocated to the Account of any Participant before the last day of the Fiscal Year for which it is made.

5.4 Limitation on Company Matching Contributions. Notwithstanding any other provision of the Plan, the Company Matching Contributions allocated to the Accounts of Participants who are Highly Compensated Employees shall be reduced, if necessary, so that the Average Contribution Percentage (as hereinafter defined) for the Highly Compensated Employees (the "HCE Group") for the Plan Year shall not exceed the greater of (a) or (b) as follows:

         (a) The Average Contribution Percentage (as hereinafter defined) for the current Plan Year for the group of Participants who are Highly Compensated Employees (the "HCE Group") does not exceed the Average Contribution Percentage for the group of Participants who are Non-Highly Compensated Employees (the "NHCEs") for the preceding Plan Year times 1.25; or

         (b) The Average Contribution Percentage for the HCEs does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.

         The Average Contribution Percentage for a specified group of Participants for a Plan Year shall be the average (expressed as a percentage) of the ratios (expressed as percentages) of (i) the Company Matching Contributions allocable to the Account of each such Participant for the Plan Year to (ii) the Participant's Compensation for the Plan Year. In calculating such ratios: (i) contributions described in Section 401(m) of the Code and allocable to the Account of a HCE who is eligible to have such contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by any Affiliated Companies shall be considered to have been made under a single plan; and (ii) the rules set forth in Income Tax Regulations Section 1.401(m)-1 shall apply.

         In addition, the combined Average Deferral Percentage and Average Contribution Percentage for Participants who are HCEs shall not exceed the "aggregate limit" as defined in Income Tax Regulations Section 1.401(m)-2(b)(3).

         A Company Matching Contribution that is distributed to a Participant pursuant to Section 7.3 because it constitutes an Excess Amount shall not be taken into account in determining the Average Contribution Percentage.

         If the Average Contribution Percentage for the HCE Group exceeds the percentage permitted under this Section 5.4, or, for Plan Years beginning before January 1, 2002, the combined Average Deferral Percentage and Average Contribution Percentage for the HCE Group exceeds the "aggregate limit" as defined in Income Tax Regulations
         Section 1.401(m)-2(b)(3), the amount of Company Matching Contributions for certain HCEs will be reduced in the following manner.

         To the extent the Average Deferral Percentage should exceed the aggregate limit as defined in Income Tax Regulations Section 1.401(m)-2(b)(3), Deferral Contributions of the HCE Group shall be reduced as provided in Section 4.2 until the aggregate limit is satisfied.

         To the extent that the Average Contribution Percentage exceeds the limits under this Section 5.4, the amount of Company Matching Contributions for all Participants in the HCE Group shall be reduced to the extent necessary to satisfy the test commencing with a reduction based on the highest percentage of Company Matching Contribution and continuing until the test is satisfied. The applicable dollar amounts associated with the percentage reduction shall then be applied as follows. The applicable dollar reduction in Company Matching Contributions shall be effected by decreasing the amount of Company Matching Contribution of the HCE with the highest dollar amount of Company Matching Contribution until such HCE's Company Matching Contribution equals the dollar amount of the Company Matching Contribution of the HCE with the next highest dollar amount thereof; however, if a lesser reduction would suffice to permit the Average Contribution Percentage for the HCE Group to satisfy the limitation of this Section 5.4., the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Contribution Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. The dollar amount by which an HCE's Company Matching Contribution is reduced pursuant to this paragraph (an "Excess Aggregate Contribution") shall be distributed in accordance with Section 11.10.

5.5 Schedule. As soon as is practicable after the end of each Plan Year (and in any event, prior to the expiration of the period within which the Company is required by the Code to make its contribution for each year, whether or not the Company makes a contribution for the year), the Company shall deliver to the Trustee a schedule showing:

         (a) the name of each Employee eligible to participate in the Company's contribution for the Plan Year;

         (b) the number of Years of Service each such Employee has completed through the end of the Plan Year; and

         (c) the amounts of each such Employee's Compensation, Deferral Contributions, and Rollover Contributions, if any, for the Plan Year.

5.6 Correction of Errors. Notwithstanding any other provision of the Plan, in the event that the Committee discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence contributions in accordance with the terms of the Plan have not been made for the benefit of an Employee who should have been a Participant, then the Company shall make an additional contribution in the amount necessary to correct the error. In the event that the Committee discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence a Participant's Account has been credited with an amount in excess of the amount determined in accordance with the terms of the Plan, then to the extent that the return of such an amount to the Company is permitted under Section 1.2, the amount shall be returned, and to the extent that return of the amount is not permitted, the amount shall be treated as a forfeiture.

5.7 No Obligation of Trustee and Committee. Neither the Committee nor the Trustee shall be under a duty to inquire into the correctness of the amount of, or to enforce payment of, any contribution to be made hereunder by the Company, and no one shall have any right to question any determination of the Board of Directors concerning the amount of contribution or the failure to make a contribution in any given year.

                                    ARTICLE 6

                             REPLACEMENT PLAN AMOUNT

6.1 Definition of Replacement Plan Amount. The Pension Plan terminated effective on or about August 1, 1997 and transferred to this Plan the amount specified in Section 4980(d)(2)(B)(i) of the Code (approximately $895,000) in a transfer intended to meet the requirements of Section 4980(d)(2)(B) of the Code (the "Replacement Plan Amount"). This Article 6 concerns the method of allocation of the Replacement Plan Amount to the accounts of Participants and the investment of the Replacement Plan Amount, both before and after such allocation. Notwithstanding any other provision of this Plan, this Article 6 and all other provisions of this Plan shall be construed and applied with the intention of complying with the requirements of Section 4980(d) of the Code.

6.2      Timing of Allocation of Replacement Plan Amount.

         (a) The Replacement Plan Amount shall be credited to a suspense account held under the Trust (the "Suspense Account") pending its allocation to the Replacement Plan Accounts of Participants. The Suspense Account shall be credited with items of income and charged with items of loss on amounts held therein.

         (b) Of the balance of the Suspense Account valued as of December 31, 1997, five seventy-sevenths (5/77ths) shall be allocated, effective December 31, 1997, to the Replacement Plan Accounts of Participants who are actively employed by the Company on December 31, 1997.

         (c) Of the balance of the Suspense Account valued as of June 30, 1998, one-third (1/3rd) shall be allocated, effective December 31, 1998, to the Replacement Plan Accounts of Participants actively employed by the Company as of June 30, 1998.

         (d) Of the balance of the Suspense Account valued as of June 30, 1999, one-half (1/2) shall be allocated, effective December 31, 1999, to the Replacement Plan Accounts of Participants actively employed by the Company as of June 30, 1999.

         (e) The entire balance of the Suspense Account valued as of June 30, 2000 shall be allocated, effective December 31, 2000, to the Replacement Plan Accounts of Participants actively employed by the Company as of June 30, 2000.

         (f) Any earnings on the Suspense Account for the period after June 30, 2000 shall be added to the Company Basic Contribution and allocated in accordance with Section 7.2.

6.3 Method of Allocation from Suspense Account. In the case of the allocations from the Suspense Accounts to the Replacement Plan Accounts of Participants described in Sections 6.2(b), 6.2(d), and 6.2(e), the amount available for allocation shall be allocated among the accounts of the Participants entitled in accordance with
         Section 6.2 to share in such allocation in the proportion that the Compensation of each such Participant for the Plan Year bears to the total Compensation of all such Participants. To determine the allocation pursuant to Section 6.2(c), each Participant who is actively employed by the Company as of June 30, 1998 will be credited with one point for each year of age attained above age 21 as of June 30, 1998, and one point for each Year of Service completed as of such date, not to exceed 25 Years of Service. The amount available for allocation as described in Section 6.2(c) shall be allocated among the accounts of the Participants entitled in accordance with Section 6.2 to share in such allocation from the Suspense Account in the proportion that the points awarded to each such Participant as described in the preceding sentence bears to the total points of all such Participants.

6.4 Investment of Replacement Plan Amount. The Committee may direct the Trustee to invest all or a portion of the Replacement Plan Amount and any earnings thereon (whether credited to the Suspense Account or to the Replacement Plan accounts of Participants) in common stock of the Company which constitutes Employer Securities.

6.5 Valuation of Stock. The Committee shall ascertain the value of Employer Securities as of each Valuation Date, in accordance with applicable Treasury Regulations under Section 4975 of the Code. No less frequently than annually, the Committee shall secure an appraisal of such Employer Securities by an independent appraiser meeting requirements similar to those contained in Treasury Regulations pursuant to Section 170(a)(1) of the Code. However, the Committee may determine that, with respect to any Valuation Date, such Employer Securities are more appropriately valued based on market trading data than on the basis of the most current such appraisal. The Committee's records shall reflect the tax cost or adjusted basis of all shares of common stock or other securities of the Company acquired pursuant to the Plan.

6.6 Company Repurchase of Employer Securities. The Company will purchase from the Trustee such Employer Securities as the Trustee (as directed by the Committee) may from time to time tender, each such purchase to be at the price determined by the most recent valuation pursuant to
         Section 6.5.

                                   ARTICLE 6A

                        PENOBSCOT REPLACEMENT PLAN AMOUNT

6A.1 Definition of Penobscot Replacement Plan Amount. The Penobscot Plan terminated effective on or about November 1, 2000 and transferred to this Plan on or about June 1, 2001 the amount specified in Section 4980
         (d) (2) (B) (i) of the Code plus an additional portion of the surplus assets from the Penobscot Plan (approximately $2,100,000) in a transfer intended to meet the requirements of Section 4980(d) (2) (B) of the Code (the "Penobscot Replacement Plan Amount"). This Article 6A concerns the method of release and allocation of the Replacement Plan Amount to the accounts of Participants and the investment of the Replacement Plan Amount, both before and after such allocation. Notwithstanding any other provision in this Plan, this Article 6A and all other provisions of this Plan shall be construed and applied with the intention of complying with the requirements of Section 4980(d) of the Code.

6A.2 Timing of Release of Penobscot Replacement Plan Amount. The Penobscot Replacement Plan Amount shall be credited to a suspense account held in the Trust (the "Suspense Account") pending its release and allocation to the Replacement Plan Accounts of Participants. The Suspense Account shall be credited with items of income and charged with items of loss on amounts held therein.

         (a) For the Plan Year ending December 31, 2001, seven seventy-ninths (7/79) of the balance in the Suspense Account shall be released and allocated to the Replacement Plan Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

         (b) For the Plan Year ending December 31, 2002, one-sixth (1/6) of the balance in the Suspense Account shall be released and allocated to the Replacement Plan Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

         (c) For the Plan Year ending December 31, 2003, one-fifth (1/5) of the balance in the Suspense Account shall be released and allocated to the Replacement Plan Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

         (d) For the Plan Year ending December 31, 2004, one-fourth (1/4) of the balance in the Suspense Account shall be released and allocated to the Replacement Plan Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

         (e) For the Plan Year ending December 31, 2005, one-third (1/3) of the balance in the Suspense Account shall be released and allocated to the Replacement Plan

                  Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

         (f) For the Plan Year ending December 31, 2006, one-half (1/2) of the balance in the Suspense Account shall be released and allocated to the Replacement Plan Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

         (g) For the Plan Year ending December 31, 2007, the entire remaining balance in the Suspense Account shall be released and allocated to the Replacement Plan Account of Participants who earned a Year of Service for such Plan Year and who were actively employed on the last day of the Plan Year.

Notwithstanding any other provision of this Plan, the allocation of the Replacement Plan Amount shall be construed and applied with the intention of complying with the requirements of Section 4980(d)(2).

6A.3 Method of Allocation from the Suspense Account. The amount available for allocation from the Suspense Account for an applicable Plan Year under Section 6A.2 shall be allocated among the accounts of each Participant as follows. Each eligible Participant will be credited with one point for each completed Year of Service with the Company as of the end of the applicable Plan Year and one point for each $1,000 in Compensation earned for the Plan Year (without any fractional points for Compensation units of less than $1,000). The amount available for allocation shall be allocated among the accounts of eligible Participants in the proportion that the points awarded to each such Participant as described in the preceding sentence bears to the total points of all such Participants.

6A.4 Investment of Penobscot Replacement Plan Amount. The Committee may direct the Trustee to invest all or a portion of the Replacement Plan Amount and any earnings thereon (whether credited to the Suspense Account or to the Replacement Plan Accounts of Participants) in common stock of the Company which constitutes Employer Securities.

6A.5 Valuation of Stock. The Committee shall ascertain the value of Employer Securities as of each Valuation Date, in accordance with applicable Treasury Regulations under Section 4975 of the Code. No less frequently than annually, the Committee shall secure an appraisal of such Employer Securities by an independent appraiser meeting requirements similar to those contained in Treasury Regulation pursuant to Section 170(a) (1) of the Code. However, the Committee may determine that, with respect to any Valuation Date, such Employer Securities are more appropriately valued based on market trading data from an established securities exchange than on the basis of the most current such appraisal. The Plan's records shall reflect the tax cost or adjusted basis of all shares of common stock or other Securities of the Company acquired pursuant to the Plan.

6A.6 Company Repurchase of Employer Securities. The Company may, at its option, purchase from the Trustee such Employer Securities as the Trustee (as directed by the Committee) may from time to time tender, each such purchase to be at the price determined by the most recent valuation pursuant to Section 6.5. Such purchase shall be in accordance with Section 408(e) of ERISA.

                                    ARTICLE 7

                 ALLOCATION OF CONTRIBUTIONS AND TRUST EARNINGS

7.1 Accounts of Participants. The Committee or Trustee shall maintain separate Accounts on the books of the Plan for each Participant, which shall be designated "Deferral Contributions Account," "Company Contributions Account," and, where applicable, "Pension Plan Transfer Account," "Replacement Plan Account" and "Rollover Account." The Trustee shall not be required to segregate the funds in the Accounts of Participants for purposes of investment or otherwise.

7.2 Allocation of Company Contributions and Forfeitures. Subject to Section 7.3, the Company's contribution for each Plan Year shall be allocated among the Accounts of Participants as set forth in section 5.2.

         The amount of any Forfeiture Accounts available for allocation in accordance with Section 10.4 and any amounts referred to in Section 6.2(f) shall be added to the Company Contribution and allocated to the accounts of the Participants entitled to share in the Company Basic Contribution for the Plan Year in the proportion that the Compensation of each such Participant for the Plan Year bears to the total Compensation of all such Participants, provided, however, that in any Plan Year in which it is necessary to restore the Company Contributions Accounts of returning Participants in accordance with Section 10.4, the amount of Forfeiture Accounts available for allocation shall first be utilized for such restoration to the extent necessary, and the remainder shall be allocated in the same manner as the Company Contribution.

7.3 Limitation on Participant Allocations. Any other provision of the Plan notwithstanding, the Annual Addition with respect to a Participant for any Plan Year (which the Company hereby designates as the Plan's limitation year) shall not exceed an amount equal to the lesser of $35,000 ($40,000 for limitation years beginning after December 31, 2001) (as adjusted under Section 415(d) of the Code) or twenty-five percent (25%) (one hundred percent (100%) for limitation years beginning after December 31, 2001) of the Participant's Section 415 Compensation for the Plan Year.

         In the event that a Participant's Annual Addition exceeds the limit described in the preceding paragraph, contributions credited to the Participant's Deferral Contributions Account shall be reduced to the extent necessary to satisfy that limit (or to zero, if that occurs first).

         The amount of the reduction in the Deferral Contributions credited to a Participant's Account pursuant to the preceding paragraph shall be distributed to the Participant in accordance with Income Tax Regulations Section 1.415-6(b)(6)(iv), along with the investment gain or loss allocable to the distributed contributions, and no such distributed amount shall be taken into account for purposes of the tests described in section 4.2 and

         5.4.

         Any other amount that would otherwise be allocated to the Account of a Participant but for the limitations set forth in this Section 7.3 (hereinafter referred to as the "Excess Amount") shall be disposed of as follows:

                  (i) The Excess Amount shall be held in an unallocated suspense account to which investment gains and losses shall be allocated, and amounts shall be withdrawn from the suspense account and allocated as hereinafter set forth. If the Participant is entitled to participate in the Company Contribution at the end of the succeeding Plan Year, then any remaining Excess Amount shall be reapplied to reduce the Company Contribution under the Plan for such Plan Year (and for succeeding Plan Years) for him, so that in each such year the sum of actual Company Contributions plus the reapplied amount of Company Contributions shall equal the amount that would otherwise be allocated to the Participant's Account. If the Participant is not entitled to participate in the Company Contribution at the end of the succeeding Plan Year, then the Excess Amount shall be reapplied to reduce the Company Contribution for all remaining Participants. If the Plan is terminated while there remains an Excess Amount that cannot under the limitations of this Section 7.3 be allocated to the Accounts of any Participants, the Excess Amount shall be returned to the Company, notwithstanding any other provision hereof.

                  (ii) In lieu of or in addition to the procedure described in paragraph (i) above, the Company may, if it so elects, reduce its contribution to the Plan for allocation to the Account of the Participant in question by the amount necessary to eliminate the Excess Amount.

         For limitation years beginning before December 31, 1999, in the case of a Participant who is also entitled to benefits under any defined benefit plans (within the meaning of Section 414(j) of the Code) maintained by the Affiliated Companies, the Participant's projected annual benefit in such defined benefit plan or plans shall be reduced by that amount necessary in order that the sum of the Defined Benefit Plan Fraction (as hereinafter defined) and the Defined Contribution Plan Fraction (as hereinafter defined), computed as of the close of the year, will not exceed 1.0. For purposes of this Section 7.3, the following definitions shall apply:

         (a) The "Defined Benefit Plan Fraction" for any Plan Year means a fraction, the numerator of which is the projected annual benefit of the Participant determined as of the close of the Plan Year under all defined benefit plans maintained by the Affiliated Companies and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by the amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

         (b) The "Defined Contribution Plan Fraction" for any Plan Year means a fraction, the numerator of which is the sum of the Annual Additions credited to the Participant under this Plan and any other defined contribution plan maintained by the Affiliated Companies as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each of the Participant's prior Years of Service with the Affiliated
                  Companies: (a) the product of 1.25 multiplied by the dollar limit under Section 415(c)(1)(A) of the Code for the Plan Year; or (b) the product of 1.4 multiplied by twenty-five percent of the Participant's Section 415 Compensation for the Plan Year.

7.4 Forfeiture Accounts. Until sufficient time has passed in order that a determination can be made as to whether a Participant whose employment with the Company has terminated or has been curtailed has incurred five consecutive One-Year Breaks in Service, the Committee shall account separately for any portion of his Company Contributions Account and his Replacement Plan Account that may be forfeited in accordance with
         Article 10 as a result of the Participant's separation from service. A Forfeiture Account shall be maintained primarily for bookkeeping purposes, and the Trustee shall not be required to segregate assets in any such account for investment or otherwise. As of the end of the Plan Year in which the Forfeiture Account is forfeited in accordance with
         Section 10.4, and after the adjustments described in Section 7.6, the amount credited to a Forfeiture Account shall be reallocated among the Company Contributions Accounts of Participants to restore any amounts required to be restored pursuant to Section 10.4, and to the extent of any excess, as described in Section 7.2.

7.5 Net Value of the Trust. The Trustee shall ascertain the net value of the Trust fund on the basis of the fair market value of its assets and liabilities as of each Valuation Date.

7.6 Adjustment of Accounts. The balance of each Account of each Participant shall be adjusted as of each Valuation Date:

         (a) First, by reducing the balance of each Account by the aggregate amount of all distributions and withdrawals made from it since the immediately preceding Valuation Date;

         (b) Second, by increasing or decreasing the balance of the Account as necessary to reflect the current fair market value of the assets in which the Account is invested; and

         (c) Third, by crediting the Deferral Contributions Account with any Deferral Contributions, the Replacement Plan Account with any allocations from the Suspense Account and the Company Contributions Account with any Company Contributions, made for the benefit of the Participant for the period elapsed since the immediately preceding Valuation Date.

         In adjusting each Account pursuant to clause (b) above, the income, expenses, gain and loss (realized and unrealized) of the Trust Fund shall be allocated among the Accounts in proportion to the balances of such Accounts as of the immediately preceding Valuation Date, as reduced pursuant to clause (a) above. The Account of a Participant shall continue to be adjusted pursuant to this Section 7.6 until it has been distributed in its entirety.

7.7 Limitation of Participant's Rights. Nothing contained in this Article 7 or elsewhere in the Plan shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his right to receive benefits in accordance with the applicable provisions of the Plan.

                                    ARTICLE 8

                               RETIREMENT BENEFITS

8.1 Normal Retirement. A Participant's Normal Retirement Date shall be the first day of the first calendar month that begins after his sixty-fifth birthday.

8.2 Late Retirement. A Participant who has reached his Normal Retirement Date may remain as an Employee until the date he establishes with the Company for his retirement. While any Participant continues to be an Employee, he shall have all the rights under the Plan that he would have had if he had not yet attained his Normal Retirement Date.

8.3 Disability Retirement. If before his Normal Retirement Date a Participant becomes totally and permanently disabled to such an extent that he can no longer perform the essential functions of his job, as determined by the Committee on the basis of such medical advice as it deems necessary or appropriate, he may thereupon retire.

8.4 Retirement Benefits. Any termination of service with the Company by a Participant after satisfying the conditions of Section 8.1, 8.2, or 8.3 shall be considered Retirement for purposes of the Plan. A Participant shall be entitled to benefits under the Plan to the extent of the credit balance of his Account as of the Valuation Date coinciding with or next preceding a distribution of benefits on account of his Retirement, adjusted to reflect contributions allocated and distributions made since the Valuation Date. Benefits determined under this Article 8 shall be payable in accordance with Article 11.

                                    ARTICLE 9

                                 DEATH BENEFITS

9.1 Death of a Participant. If a Participant dies before the termination of his employment, his Beneficiary shall be entitled to benefits under the Plan to the extent of the credit balance of his Accounts as of the Valuation Date coinciding with or next preceding a distribution of benefits on account of his death, adjusted to reflect contributions allocated and distributions made since the Valuation Date. Unless the Participant's death occurs on the last day of the Plan Year, the deceased Participant shall not be entitled to participate in the Company Contribution, including any forfeitures, with respect to the Plan Year in which such Participant's death occurs. If a participant dies after leaving employment but before distribution to him of all the benefits to which he is entitled under the Plan has been completed, his Beneficiary shall be entitled to the benefits the Participant would have received had he lived. Benefits determined under this Article 9 shall be payable in accordance with Article 11.

9.2 Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries under the Plan by completing and delivering to the Committee a written form provided by the Committee, and may revoke or revise any such designation by completing and delivering another such form, in which case the form bearing the later date shall control; provided, however, that a Participant's designation of a Beneficiary other than his spouse shall not take effect unless either (i) the Participant's spouse consents in writing to such designation, and the spouse's consent acknowledge the effect of such designation and is witnessed by a notary public or a representative of the Plan, or (ii) it is established to the satisfaction of the Committee that the Participant has no spouse, or that the spouse's consent cannot be obtained because the spouse cannot be located, or because of such circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. No such designation shall be effective unless filed with the Committee before the death of the Participant. A marriage of the Participant shall revoke any designation of Beneficiary made by him before the marriage.

9.3 Distribution in Case No Beneficiary Designated or Surviving. If no Beneficiary has been properly designated or if no designated Beneficiary survives a deceased Participant the benefits otherwise distributable to the deceased shall be paid to the person (or if the class consists of more than one person, in equal shares to each of the persons) in the first of the following classes:

         (a)      Participant's surviving spouse; or

         (b)      Participant's estate;

         provided, however, that as a condition to payment, the Committee may require such receipts, releases, indemnity agreements, waivers, proofs and other documents as it may deem necessary or desirable.

9.4 Death of a Beneficiary. Unless otherwise specified in the form of designation of Beneficiary, in the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the deceased Beneficiary shall be paid to his estate.

                                   ARTICLE 10

                               SEVERANCE BENEFITS


10.1 Severance Benefit. If a Participant terminates his service with the Affiliated Companies for any reason other than death or Retirement, he shall be entitled to benefits under the Plan to the extent of the credit balance of his Accounts as of the Valuation Date that coincides with or immediately precedes the date of distribution of benefits hereunder, adjusted to reflect contributions allocated and distributions made since the Valuation Date. Any severance benefit determined under this Article 10 shall be payable in accordance with
         Article 11.

10.2 Vested Balance. A Participant's Rollover Account, Pension Plan Transfer Account and Deferral Contributions Account shall be full vested at all times. A Participant's Company Contributions Account and Replacement Plan Account shall become fully vested upon the first to occur of his attainment of age sixty-five, death or Retirement. Before the occurrence of one of those events, the vested portion of a Participant's Company Contributions Account and Replacement Plan Account shall be the percentage that corresponds, in the vesting schedule set forth below, to the number of his Years of Service as of the date the determination is made.

Years of Service                 Vested Percentage
----------------                 -----------------
       1                                25%
       2                                50%
       3                                75%
   4 or more                           100%


10.3 Years of Service. The number of Years of Service to be credited to a Participant shall be determined as follows.


         (a) General Rule. An Employee (whether or not he is a Participant for the Plan Year) or Leased Employee shall be credited with one Year of Service for (i) each Plan Year (treating calendar year 1997 as a Plan Year) during which he is credited with at least 1,000 Hours of Service; (ii) each year of Vesting Service credited to the Employee under the Pension Plan, provided that no more than one Year of Service shall be credited with respect to calendar year 1997; and (iii) each year of service credited to an Employee under the Penobscot Plan, provided that no more than one Year of Service shall be credited with respect to the Plan Year ending December 31, 2000.

         (b) Returned Employees. In the case of a Participant who incurs one or more consecutive One-Year Breaks in Service and then returns to employment with the Company, the following rules shall apply:

                  (i) In determining the vested portions of the Company Contributions Account and Replacement Plan Account of the Participant attributable to Company Contributions and forfeitures occurring before the One-Year Break in Service, the Participant's Years of Service after the One-Year Break in Service shall be included, unless the Participant incurred at least five consecutive One-Year Breaks in Service.

                  (ii) In determining the vested portions of the Company Contributions Account and Replacement Plan Account of the Participant attributable to Company Contributions and forfeitures occurring after the One-Year Break in Service, Years of Service before the One-Year Break in Service shall be included in the number of Years of Service of the Participant if, but only if, such Participant is credited with 1,000 Hours of Service during the twelve consecutive month period measured from the date of his return from such One-Year Break in Service, or during any Plan Year following his return from such One-Year Break in Service; provided, however, that a Participant who was not credited with at least two Years of Service at the time he incurred a One-Year Break in Service shall not have his prior Years of Service so included if he has incurred at least five consecutive One-Year Breaks in Service.

                  (iii) In the case of a Participant who returns to employment with the Company following five consecutive One-Year Breaks in Service, subaccounts shall be maintained with respect to the portions of his Company Contributions Account and Replacement Plan Account that accrued prior to and subsequent to such One-Year Breaks in Service until all such subaccounts become fully vested.

10.4 Disposition of Forfeitures. When a Participant whose Account has not become fully vested in accordance with Section 10.2 terminates his employment with the Company for any reason other than death or Retirement, or incurs a One-Year Break in Service without a termination of employment, the portions of his Company Contributions Account and Replacement Plan Account that are not vested shall be credited to a Forfeiture Account as described in Section 7.4, and the Forfeiture Account shall be disposed of as follows:

         (a) If the Participant receives no distribution with respect to his Company Contributions Account and Replacement Plan Account, and he returns to employment with the Company before he has incurred five consecutive One-Year Breaks in Service, the amount credited to his Forfeiture Account shall thereupon be restored to his Company Contributions Account and Replacement Plan Account. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant's absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

         (b) If the Participant receives a distribution of the vested portions of his Company Contributions Account and Replacement Plan Account, and he returns to employment with the Company before he has incurred five consecutive One-Year Breaks in Service, the amounts credited to his Forfeiture Account shall be restored to his Company Contributions Account and Replacement Plan Account only if he repays to the Trustee the full amount of his distribution, before the date on which he incurs five consecutive One-Year Breaks in Service. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant's absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

         (c) If the Participant does not return to employment with the Company before he has incurred five consecutive One-Year Breaks in Service, he shall irrevocably forfeit all entitlement to any benefit from the Plan with respect to his Forfeiture Account.

         (d) The Company may direct that the amount credited to a Participant's Forfeiture Account be reallocated among the Accounts of other Participants as of the end of a Plan Year before the Participant has incurred five consecutive One-Year Breaks in Service, provided that the Forfeiture Account continues to be maintained on the books of the Plan and remains subject to the restoration rules described in subparagraphs (a) and (b).

         (e) The amount necessary to restore any Participant's Account shall be derived: first from the net earnings, if any, of Forfeiture Accounts during the Plan Year; second from the amounts of any Forfeiture Accounts that the Company has released for reallocation as of the end of the Plan Year; and finally, to the extent of any deficiency, from special contributions of the Company pursuant to the last sentence of
                  Section 5.1. In no event shall the amount restored to a Participant's Account be less than the amount credited to the Account when a Forfeiture Account was established for the Participant.

10.5     Severance Benefit in Certain Cases. In applying the provisions of
         Section 10.2 to a Participant who has received a severance benefit under Section 10.1 or a hardship distribution pursuant to section 11.7 with respect to his Company Contributions Account on account of a prior termination of employment wherein, for any reason, the Participant did not incur five consecutive One-Year Breaks in Service, the vested amount remaining in such Account at any time shall be determined in accordance with the formula:

                  Vested Amount = P(AB + D) - D

         where: (i) P equals the vested percentage at the relevant time; (ii) AB is the credit balance of his Company's Contributions Account as of the appropriate Valuation Date; and (iii) D is the amount previously distributed. The amount of severance benefit distributable to a terminated Participant in accordance with the preceding sentence shall be reduced by any distribution to him since the appropriate Valuation Date.

                                   ARTICLE 11

                            DISTRIBUTION OF BENEFITS


11.1 Time and Manner of Distribution of Retirement and Severance Benefits. Distribution of Retirement benefits shall commence not later than the sixtieth day following the close of the Plan Year in which a Participant's Retirement occurs, unless he elects in writing to postpone distribution until a date that satisfies the requirements of
         Section 11.2. Subject to Section 11.2, a Participant's severance benefit distribution shall be made not later than the sixtieth day after the close of the Plan Year in which the Participant's employment with the Company terminates, provided that one of the following circumstances exists:

         (a) As of the Valuation Date next preceding the distribution, the value of the Participant's Account did not exceed $5,000 ($3,500 in the case of the initial Plan Year); or

         (b) The Participant has consented in writing to the making of the distribution.

         In any other circumstances, the distribution shall commence not later than the sixtieth day after the close of the Plan Year in which occurs the earliest of his Normal Retirement Date, his death or the Committee's receipt of the Participant's written consent to the making of the distribution.

         Benefits on account of Retirement shall be distributed in cash or kind, in either of the following manners, as elected by the Participant:

                  (i)      A lump sum; or

                  (ii) A series of substantially equal annual (or more frequent) installments over a period certain not extending beyond the life expectancy of the Participant (or, if his Beneficiary is his spouse or is an individual designated by the Participant in accordance with Section 9.2, the joint life and last survivor expectancy of the Participant and such spouse or other individual).

         Life expectancy and joint and last survivor expectancy shall be determined in accordance with the minimum distribution requirements of
         Section 11.2. The life expectancy or expectancies of a Participant or a Participant's spouse or both shall be redetermined annually if the Participant so elects at the time of the Retirement.

         Severance benefits shall be distributed to a living Participant in the same manner and subject to the same conditions as Retirement benefits, and to the Beneficiary of a deceased Participant in the same manner and subject to he same conditions as death benefits pursuant to Section 11.3.

         If a distribution is one to which Section 401(a)(11) and 417 of the Code do not apply, it may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411 (a)-11(c) is given, provided that the Committee informs the Participants that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if applicable, a distribution option and the Participant thereafter affirmatively elects a distribution.

         A Former Participant whose vested Account balance is zero will be deemed to have received a distribution as of the date of termination of his employment.

11.2 Minimum Distribution Requirements. Distributions must in all events satisfy the minimum distribution requirements in Section 401(a)(9) of the Code and Income Tax Regulations Section 1.401(a)(9)-1, and the minimum distribution incidental benefit requirements in Income Tax Regulations Section 1.401(a)(9)-2.

         The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows.

         (a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant's Retirement occurs.

         (b) Five percent owners. The required beginning date of a Participant who is a five percent owner is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. A Participant is treated as a five percent owner for purposes of this Section
                  11.2 if he is a "5-percent owner" as defined in Section 416(i) of the Code at any time during the Plan Year ending with or within the calendar year in which he attains age 70 1/2.

         Commencing with the calendar year immediately preceding the Participant's required beginning date, the minimum amount required to be distributed with respect to each calendar year is the Participant's applicable Account balance divided by the life expectancy or joint life and last survivor expectancy that measures the period certain of the distribution. The applicable Account balance is the credit balance of the Participant's Account as of the last day of the calendar year immediately preceding the calendar year for which the minimum distribution amount is determined; provided, however, that any distribution made on or before the Participant's required beginning date, with respect to the first calendar year in which minimum distributions are required, shall be treated for this purpose as if it had been made in the calendar year immediately preceding the Participant's required beginning date. The minimum required distribution for each subsequent calendar year, including the minimum distribution for the calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of the calendar year with respect to which it is made.

         For purposes of this Section 11.2, life expectancy and joint and last survivor expectancy shall be determined by use of the expected return multiples in Tables V and VI of Income Tax Regulations Section 1.72-9. The life expectancy or expectancies of a Participant or a Participant's spouse or both shall be redetermined annually if the Participant so elects at the time of the Retirement.

         With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

11.3 Time and Manner of Distribution of Death Benefits. In the event of the death of a Participant who had not received any distribution of benefits, distribution of benefits to his Beneficiary shall commence promptly after his death, and in no event later than the sixtieth day following the close of the Plan Year in which his death occurs; provided, however, that the Beneficiary of such a deceased Participant may elect in writing to postpone the commencement of benefit distribution until any date that meets the requirements stated in the following paragraphs:

         (a) If the Beneficiary is the spouse of the deceased Participant, payment must commence no later than the last day of the calendar year containing the date on which the deceased would have attained age 70 1/2.

         (b) If the Beneficiary is an individual other than the decedent's spouse, payment must commence no later than the last day of the calendar year next following the calendar year in which his death occurred.

         (c) Distributions under paragraphs (a) and (b) may be made (i) in a lump sum or (ii) in a series of substantially equal annual (or more frequent) installments over a period not exceeding the Beneficiary's life expectancy. Any annuity contract distributed shall be nontransferable and shall provide for nonincreasing payments. The payment period of such a contract may be as long as the Beneficiary lives, and the contract may provide for an annuity certain feature for a period not exceeding the life expectancy of the Beneficiary. Alternatively, the payment period may be any period certain not extending beyond the life expectancy of the Beneficiary. Life expectancy shall be determined in accordance with the minimum distribution requirements of Section 11.2.

         (d)      In a case other than those described in paragraphs (a) and
                  (b), the entire Account of the deceased shall be distributed no later than the last day of the Plan Year in which the fifth anniversary of the date of his death occurs (i) in a lump sum or (ii) in a series of annual (or more frequent) installments, as specified by the Beneficiary.

         (e) If the Beneficiary of a deceased Participant who had not received any distribution of benefits from the Plan at the time of his death is his surviving spouse, and the surviving spouse dies before payment of benefits from the Plan commences, then the rule stated in paragraph (d) shall apply as though the surviving spouse were the Participant.

         In the event of the death of a Participant who had commenced receiving a distribution of benefits in installments in accordance with Section 11.1(ii), the distribution of installments shall continue to his Beneficiary, at least as rapidly as contemplated under the method of distribution begun before his death; provided, however, that the Beneficiary may at any time elect by written notice to the Committee to receive the entire remaining balance of the deceased Participant's Account in a lump sum.

11.4 Notice of Death, Retirement or Termination of Service. As soon as possible after the death, Retirement or other termination of service of a Participant, the Committee shall deliver to the Trustee a notice specifying the name and address of the Participant (including, if applicable, any designated or contingent Beneficiary) who is entitled to receive benefits under the Plan, the time such benefits are to be paid and the medium of payment.

11.5 Direct Rollover Distributions. Notwithstanding any other provision of the Plan, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover directly to an Eligible Retirement Plan specified by the Distributee.

         As used in the preceding paragraph, the following words and phrases have the meanings indicated below:

         (a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except: any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life or life expectancy of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent it is required under Section 401(a)(9) of the Code; effective for distribution made before January 1, 2002 any portion of any distribution that is not includible in gross income; effective for distributions made after December 31, 1998, any hardship withdrawal of Deferral Contributions made in accordance with Section 11.7; and effective for distributions made after December 31, 2001, the entire hardship withdrawal amount made in accordance with
                  Section 11.7.

         (b) An Eligible Retirement Plan is any of the following entities that accepts the Distributee's Eligible Rollover Distribution: an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in
                  Section 408(b) of the Code; an annuity plan described in Section

                  403(a) of the Code or a qualified trust described in Section 401(a) of the Code and for Plan Years beginning after December 31, 2001, an eligible deferred compensation plan described in Code Section 402(c)(8)(B)(v) or an annuity contract described in Code Section 403(b). However, in Plan Years beginning before January 1, 2002, with respect to a Distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

         (c) A Distributee is an Employee or former Employee, the surviving spouse of an Employee or former Employee, or the alternate payee under a Qualified Domestic Relations Order who is the spouse or former spouse of an Employee or former Employee.

         (d) A Direct Rollover is a payment by the Plan to an Eligible Retirement Plan specified by the distributee.

11.6 Distribution under Qualified Domestic Relations Order. If the Committee determines that the Plan has received a Qualified Domestic Relations Order with respect to a Participant's Account, distributions shall be made in accordance with the requirements of such Qualified Domestic Relations Order, notwithstanding that the Qualified Domestic Relations Order provides for payments to an alternate payee before the Participant reaches the "earliest retirement age" within the meaning of
         Section 414(p)(4)(B) of the Code, and before any distribution other than a hardship distribution may be made to the Participant pursuant to the Plan.

11.7 Hardship Distribution. The Committee may instruct the Trustee to distribute to a Participant who is experiencing hardship due to an immediate and heavy financial need the amount necessary to satisfy that need, but not more than the credit balance of his Pension Plan Transfer Account, Company Contributions Account and Rollover Account as of the Valuation Date next preceding the distribution, plus the aggregate amount of the Deferral Contributions (net of any distributions thereof) made by the Participant. For purposes of this Section 11.7, a distribution will be considered to be made on account of an immediate and heavy financial need only if it is made on account of:

         (a) Costs directly related to the purchase of a dwelling unit to be used as a principal residence of the Participant (excluding mortgage payments); or

         (b) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents; or

         (c) Expenses for medical care described in Section 213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care; or

         (d) Payment necessary to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant's principal residence.

         The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

         A Participant who requests a distribution pursuant to this Section 11.7 must have obtained all other distributions and nontaxable loans, if any, available to him under all benefit plans maintained by the Company.

11.8 Distribution of Excess Deferral Amounts. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Deferral Amounts for the preceding calendar year.

         "Excess Deferral Amount" shall mean the amount of Deferral Contributions for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant's designation shall be submitted to the Committee in writing no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if the Excess Deferral Amount is not distributed, it will when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant who has an Excess Deferral Amount for a taxable year, taking into account only his Deferral Contributions under the Plan and any other plans of the Company, shall be deemed to have designated the entire amount to the Plan.

         The income or loss allocable to an Excess Deferral Amount for the preceding calendar year shall be determined by multiplying the income or loss allocated to the Participant's Deferral Contributions Account for the preceding calendar year by a fraction, the numerator of which is the Excess Deferral Amount and the denominator of which is the balance of the Participant's Deferral Contributions Account without regard to any income or loss occurring during the preceding calendar year, or by any other reasonable method that is actually used by the Plan for allocating income and loss to Participants' accounts, provided that the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all corrective distributions with respect to any given Plan Year. An Excess Deferral Amount and the income or loss allocable thereto may be distributed before the end of the calendar year in which the Deferral Contributions were made, in which case the amount of allocable income shall be determined as of the last day of the calendar month preceding that in which the distribution is made, as though it were the last day of the calendar year.

11.9 Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of teach Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

         "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code. The Excess Contributions that would otherwise be distributed to the Participant shall be reduced by any Excess Deferral Amount distributed to the Participant pursuant to Section
         11.9. Amounts distributed under this Section 11.9 shall be treated as distributions form the Participant's Deferral Contributions Account.

         The income or loss allocable to Excess Contributions for the preceding Plan Year shall be determined by multiplying the income or loss allocated to the Participant's Deferral Contributions Account for the preceding Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant's Deferral Contributions Account without regard to any income or loss occurring during the preceding Plan Year, or by any other reasonable method that is actually used by the Plan for allocating income and loss to Participants' Accounts, provided that the method is consistently applied to all Participants and all corrective distributions with respect to any given Plan Year.

11.10 Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Voluntary Contributions were allocated for the preceding Plan Year.

         "Excess Aggregate Contributions" means the amount described in Section 401(m)(6)(B) of the Code. Amounts distributed under this Section 11.10 shall be treated as distributions from the Participant's Voluntary Contributions Account.

         The income or loss allocable to Excess Aggregate Contributions for the preceding Plan Year shall be determined by multiplying the income or loss allocated to a Voluntary Contributions Account for the preceding Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Voluntary Contributions Account without regard to income or loss occurring during the preceding Plan Year, or by any other reasonable method that is actually used by the Plan for allocating income and loss to Participants' Accounts, provided that the method is consistently applied to all Participants and all corrective distributions with respect to any given Plan Year.

11.11 Cessation of Interest. The interest in the Plan and Trust of a Participant or Beneficiary shall cease upon the delivery to him of a lump sum distribution or the sum of all installments, as required by the Committee in its notice.

11.12 Missing Persons. If a person entitled to benefits under the Plan cannot be located after diligent search by the Committee or the Trustee and the whereabouts of such person continues to be unknown for a period of three years, the Committee or Trustee may determine that such person has died, whereupon his benefits shall be distributed to the Beneficiary determined in accordance with Article 9, or if no such Beneficiary can be determined or located after reasonable efforts, the Committee may determined that such benefits are forfeited and the amount thereof shall be allocated as provided in Section 7.4; provided, however, that such benefits shall be restored upon the filing of a claim by the Participant or Beneficiary within the time prescribed by the applicable law or regulations.

11.13 Mailing of Benefits. Whenever the Trustee is directed to make payment or delivery of benefits in accordance with a notice of the Committee, mailing a check in the appropriate amount to the person or persons entitled thereto at the address designated in such notice shall be adequate deliver by the Trustee for all purposes.

11.14 Minors and Incompetents. In the event that any benefit hereunder becomes payable to a minor or to a person under legal disability or to a person not judicially declared incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Committee, unable properly to administer such benefit, then the same shall be paid out in such of the following ways as the Committee deems best, and the Trustee, the Committee and the Company shall not incur any liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend for the care and support of such person; or (d) by the Committee's using such benefit directly for such person's care and support.

                                   ARTICLE 12

                           ADMINISTRATION OF THE PLAN

12.1 Members of the Committee. The Company by resolution of its Board of Directors shall appoint a Retirement Committee (the "Committee") to consist of not fewer than two nor more than five persons. Any one or all of the members of the Committee may also be a Trustee or a member of the Board of Directors of The Company. The Board of Directors may remove a member of the Committee at any time with or without cause. Vacancies in the Committee may be filled by the Board of Directors. A member of the Committee may resign at any time by filing written notice thereof with the Board of Directors or the Clerk of The Company. Each member of the Committee shall serve until such time as he dies, resigns, or is removed by the Board of Directors.

12.2 Powers and Duties of the Committee; Committee Not to Act in Discriminatory Manner. The Committee shall constitute the "named fiduciary" and the "administrator" with respect to the Plan as such terms are defined by ERISA, and in such capacities it shall have authority to control and manage the operation and administration of the Plan. The Committee shall have the powers and duties specified in the Plan and, not in limitation but in amplification of the foregoing, shall have discretionary authority to construe the Plan and the Trust Agreement, to interpret ambiguities therein and to determine all questions arising thereunder, including particular questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers and obligations.

         The Committee may employ such accountants, counsel, specialists and other persons, including the Trustee, as it deems necessary or desirable in connection with the administration of this Plan. To the extent permitted by ERISA, the Committee may delegate any of its fiduciary responsibilities or other duties or responsibilities to such persons as the Committee deems appropriate.

         The Committee may correct any defect, supply any omission, interpret any ambiguity, reconcile any inconsistency and adopt such rules and procedures with respect to the administration of this Plan in such manner and to such extent as it may deem necessary and expedient to carry out the Plan. The rules and decisions of the Committee made in good faith upon any matter within the scope of its authority shall be final and binding upon all parties, but the Committee at all times shall make similar decisions on similar questions involving similar circumstances, and the Committee shall not act in such a manner as to discriminate in favor of officers, shareholders or Highly Compensated Employees.

         The Committee and every person who handles assets of the Plan shall be covered by a fidelity bond meeting the requirements of Section 415 of Title I of ERISA.

12.3 Notification of Trustee. The Company shall from time to time notify the Trustee of the names and addresses of all members of the Committee and of changes thereof, and the Trustee may act in full reliance upon the last such notice received.

12.4 Committee Procedures: Chairman and Secretary. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. The action of such majority of the members of the Committee expressed either by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office. A member of the Committee who is a Participant under the Plan shall not vote on any questions relating exclusively to himself.

         The Committee shall from time to time elect one of its members as Chairman, who shall hold his office until his successors are elected, or until he sooner dies, resigns, is removed from office, replaced, or becomes disqualified by ceasing to be a member of the Committee. The Chairman of the Committee shall have such powers and duties as are commonly incident to such office, including without limitation, the powers and duties enumerated in any bylaws established by the Committee, the power and duty to preside at all meetings of the Committee, to prepare an agenda for all such meetings (and for actions to be taken without a meeting), and such powers and duties as the Committee may from time to time designate. The Committee shall keep a record of all meetings of the Committee and actions taken by the Committee without a meeting.

         By vote of its members, the Committee may authorize any one or more of its members to execute any document or documents on its behalf and to execute any instructions and notices of the Committee, including instructions and notices to the Trustee pursuant to the Trust Agreement. Promptly after the meeting (or action without a meeting) at which one or more persons are authorized to execute any such documents, instructions or notices to the Trustee, the members of the Committee shall furnish the Trustee with a certificate signed by each such member as to the designation of the person so authorized by the Committee.

12.5 Committee to Keep Accurate Records. The Committee shall keep accurate records and minutes of its proceedings and actions with respect to the Plan. It shall also maintain, or cause to be maintained, accounts showing the operation and condition of the Trust Fund and shall keep, or cause to be kept, in convenient form such data as may be necessary for the valuation of the assets and liabilities of the Plan. The Committee shall prepare or cause to be prepared and distributed to Employees and other individuals or filed with the appropriate government agencies, as the case may be, all necessary descriptions, reports, information and data required pursuant to the Code, ERISA and any other applicable laws.

12.6 Reliance on Specialists. Neither the Company, its officers, directors or employees, the Committee nor the Trustee shall be responsible for any reports furnished by any specialist retained or employed by the Committee but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and on all opinions of counsel. The

         Company, its officers, directors and employees, the Committee and the Trustee shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such specialist, accountant or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, Beneficiaries and any other persons interested hereunder and under the Trust Agreement.

12.7 Compensation; Liability. The members of the Committee shall not be entitled to any compensation for their services hereunder, but the Company shall reimburse them for any and all reasonable expenses incurred by them. The Company will indemnify the Committee and any member thereof against all liability occasioned by any act or omission to act, provided that the Committee and such member act in good faith. The Company shall be entitled to defend or maintain either in its own name or in the name of the Committee or any member thereof, any suit or litigation arising hereunder with respect to the Committee or any member thereof, and may employ its own counsel for such purpose. Except as may be required by ERISA, no bond or other security shall be required of the Committee or any member thereof for the faithful performance of its or his duties hereunder, and no member of the Committee shall incur any liability except for his own willful misfeasance or default.

12.8 Elections, Requests and Designations. The Committee may establish or change a standard form of request for any election, request or designation that may be made by a Participant or Beneficiary under this Plan, and any such election, requires or designation shall be valid only when made on such form (or such alternative form as is acceptable to the Committee) and filed with the Committee or some other person designated by the Committee for that purpose.

12.9 Claims Procedure. A Participant or Beneficiary who asserts a right to any benefit under the Plan that he has not received (a "Claimant") must file a written claim with the Committee. If the Committee wholly or partially denies a claim, it shall within ninety days of its receipt of the claim provide a written notice of denial to the Claimant, setting forth:

         (a)      Specific reasons for the denial of the claim;

         (b) Specific reference to pertinent provisions of the Plan on which the denial is based;

         (c) A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

         (d)      An explanation of the Plan's claims review procedure.

         A Claimant whose application for benefits is denied, or who has received neither an affirmative reply nor a notice of denial within ninety days after filing his claim, may request a full and fair review of the decision denying the claim. The request must be made in writing to the Committee within sixty days after receipt of the notice of denial

         (or, if no notice of denial is issued, within sixty days after the expiration of ninety days from the filing of the claim). In connection with the review, the Claimant or his authorized representative may:

                  (i) Request a hearing by the Committee upon written application to the Committee;

                  (ii) Review pertinent documents in the possession of the Committee; or

                  (iii) Submit issues and comments in writing to the Committee for review.

         A decision on review by the Committee shall be made promptly, and not later than sixty days after the receipt by the Committee of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the Claimant will be so notified of the extension, and a decision shall be rendered as soon as possible, and not later than 120 days after receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the Claimant and specific reference to the pertinent provisions of the Plan on which the decision is based. The Committee shall have discretionary authority to interpret and apply the provisions of the Plan with respect to any benefit claim, and the decision of the Committee shall be final and binding upon all parties.

                                   ARTICLE 13

                                    TRUSTEE


13.1 Trust Agreement. The Trust Agreement is incorporated herein by this reference.


13.2 Investment of Trust Fund. The Trustee shall invest the assets of the Trust Fund in accordance with the provisions of the Trust Agreement and this Section 13.2.

         A Participant or Beneficiary may direct the Trustee to invest amounts contributed for his Account, other than his Replacement Plan Account, in any one or more investment media approved or announced from time to time in writing by the Committee as being available under the Plan. Each Participant's or Beneficiary's directions shall be given in a form required or permitted by the Committee, subject to the rules and conditions of this Section 13.2.

         (a) The Committee shall from time to time establish and announce in writing reasonable rules and regulations concerning the number of investment media into which a Participant or Beneficiary may direct that portions of any single contribution be invested, the minimum dollar amount that may be invested in any single medium, the intervals at which a Participant or Beneficiary may change his investment directions as to the future contributions and the intervals at which a Participant or Beneficiary may change his director as to the future investment of amounts then credited to his Account. Nothing herein shall be construed to require the Trustee to carry out any direction that would result in a prohibited transaction under Section 406 of Title I ERISA or
                  Section 4975 of the Code or would generate income taxable to the Plan, and the Trustee may decline to carry out any direction that could create a fiduciary liability for the Trustee that would not otherwise exist.

         (b)      Subject to the rules announced in accordance with paragraph
                  (a), each Participant's or Beneficiary's investment directions shall be completed and transmitted to the Trustee before they are to become effective and shall thereafter control the investment of his Account, other than his Replacement Plan Account, until he submits a subsequent direction. The Trustee shall, upon his request, give a Participant or Beneficiary written confirmation of his investment directions. Subject to the rules announced in accordance with paragraph (a), each Participant or Beneficiary may give investment directions effective at least once within any three month period, the dates for such investment directions to be determined from time to time by the Committee.

         (c) Amounts received by the Trustee for a Participant's or Beneficiary's Account shall be invested as promptly as practicable after their receipt by the Trustee in the medium directed by the Participant or Beneficiary or, in the cases of the Suspense Account and the Replacement Plan Accounts, as directed by the Committee. Any distribution thereon that is received in cash shall be applied as soon as practicable to the purchase of additional interests in the directed medium. Any distribution thereon that is received in any form of property other than additional shares or other evidences of interest in the directed medium itself shall be converted to cash as soon as practicable, and reinvested in additional interests in the directed medium. Notwithstanding the preceding sentence, if for any reason it proves impracticable in the opinion of the Trustee to convert any such increment promptly into cash, then the Trustee may in its sole discretion determined the method and time of sale, disposition, use, application or conversion of the same, provided that Accounts are credited with their proportionate interests therein as prescribed in Article 7.

         (d) In the event that a Participant or Beneficiary fails to direct the Trustee as to the investment of an amount to be credited to his Account, other than to his Replacement Plan Account, the Trustee shall invest that amount in accordance with a standing direction from the Participant or Beneficiary, or if there is no such standing direction, the Trustee in it sole discretion shall determine the manner of its investment until the Participant or Beneficiary provides proper direction.

         (e) The Trustee shall have no liability or responsibility for any loss or expense to any Participant's or Beneficiary's Account(s) resulting from any investment made in accordance with the directions of the Participant or Beneficiary or, in the case of Replacement Plan Accounts, as directed by the Committee.

         (f) An income, gain, loss or expense realized by a Participant's or Beneficiary's Account, and any brokerage commissions associated with a Participant's or Beneficiary's Account shall be allocated to his Account and shall not be shared by or allocated to any other Participant's or Beneficiary's Account. The Plan may charge each Participant's or Beneficiary's Account with the reasonable expenses of carrying out the Participant's or Beneficiary's directions.

13.3 Trustee's Accounts. The assets of the Trust Fund shall be valued at their fair market value annually by the Trustee as of the last day of each Plan Year, and such other Valuation Dates as may be designated by the Committee, and the values reported to the Company and the Committee, together with a statement of receipts and disbursements for the preceding Plan Year and such other information regarding the Trust Fund as the Company may request.

13.4 Trustee's Records. The Trustee shall keep and maintain records under the direction of the Committee that shall accurately disclose at all times the state of the Trust Fund.

13.5 Trustee's Liability. The Trustee shall not be responsible for the validity of the Plan or Trust Agreement, nor for the adequacy of the Trust Fund to meet the obligations hereunder, but shall be accountable only for funds paid to it under the Trust Agreement.

13.6 Trustee's Compensation and Expenses. The Trustee shall be entitled to reimbursement for its reasonable expenses incurred hereunder. An individual serving as Trustee who is also a full-time Employee of the Company shall not be compensated for his or her services as Trustee, save as his or her compensation as an Employee may be such compensation. Other individuals and any corporation or trust company serving as a Trustee shall be entitled to compensation for its services in such amount as the Company and such Trustee may agree upon from time to time. Such reimbursement or compensation due a Trustee, if not paid by the Company, shall constitute a charge upon the Trust Fund.

                                   ARTICLE 14

                            AMENDMENT AND TERMINATION


14.1 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend the Plan or the Trust, or terminate the Plan or the Trust, by execution of an appropriate instrument by a duly authorized officer of the Company, which authorization may be extended by ratification as well as by action in advance. The Company shall deliver to the Trustee a copy of any such amendment or a notice of termination executed by an officer thereunto duly authorized. The foregoing notwithstanding, the Company shall have no power to amend or terminate the Plan or the Trust in such manner as would:

         (a) Increase the duties or liabilities of the Trustee without the written consent of the Trustee;

         (b) Cause or permit any of the Trust assets to be diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust;

         (c) Cause any reduction in the amount theretofore credited to any Participant or Beneficiary or eliminate any optional form of benefit with respect to benefits attributable to service before the amendment; or

         (d) Cause or permit any portion of the Trust assets to revert to or become the property of the Company, except as provided in
                  Section 1.2.

14.2 Permanence of Plan. The Company has established the Plan with the bona fide intention and expectation that The Company will be able to make contributions indefinitely, but The Company is not and shall not be under any obligation or liability whatsoever to maintain the Plan (or the Trust) for any given length of time and may in its sole and absolute discretion terminate the Plan (or the Plan and Trust) or discontinue its contributions hereunder at any time without any liability whatsoever for such termination or discontinuance.

14.3 Termination of Plan or Plan and Trust. Unless the Plan and Trust be sooner terminated pursuant to (a) or (b) below, the Plan and, if so directed by the Company, the Trust shall terminate upon delivery to the Trustee of a notice of termination executed on behalf of The Company specifying the date as of which the Plan (or the Plan and Trust) shall terminate. The preceding sentence notwithstanding, both the Plan and the Trust shall automatically terminate upon the happening of either of the following events:

         (a) Adjudication of the Company as a bankrupt or general assignment by the Company to or for the benefit of creditors; or

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

         (b)      Dissolution of the Company.

         In the event of the bankruptcy, liquidation or dissolution of the Company, the Plan shall be deemed terminated.

14.4 Vesting on Termination or Partial Termination of Plan or Discontinuance of Contributions. The Company shall notify the Trustee in writing if it shall permanently discontinue contributions hereunder. Notwithstanding any other provisions of the Plan, if the Plan is terminated or if the Company shall permanently discontinue contributions hereunder (irrespective of whether the Trust shall be terminated), the interests of all Participants in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such termination or such discontinuance. Upon the partial termination of the Plan with respect to a group of Participants, the interests of all such Participants in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such partial termination.

14.5 Successor to Business of the Company. Unless the Plan and Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all the rights, powers and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder if any such supplemental instrument so provides.

14.6 Liquidation of Trust. In the event of the termination of the Plan or the complete discontinuance of contributions by the Company, or in the event of the partial termination of the Plan with respect to a group of Participants, the Committee shall direct the Trustee to:

         (a) Reduce to cash such part or all of the Trust Fund as the Company may deem appropriate;

         (b)      Pay the liabilities, if any, of the Trust;

         (c) Value the remaining assets of the Trust as of the date of termination, partial termination or discontinuance; and

         (d) Allocate any previously unallocated assets and adjust the Account balances as provided in Article 7.

         In the event the Trust is also terminated, the Company shall also direct the Trustee to distribute the assets of the Trust in cash or in kind or partly in cash and partly in kind in liquidation to and among the persons having an interest in the Trust in proportion to the amounts standing to the credit of their respective Accounts as of the termination date. If the Trust is not terminated, the Company shall so notify the Trustee and the Trustee shall continue to administer the Trust Fund as provided in this Plan and the Trust Agreement.

14.7 Merger or Consolidation of Plan. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other Plan, the value of the benefits to which each Participant or Beneficiary would become entitled if the resulting or transferee plan were terminated immediately after such merger, consolidation or transfer mush equal or exceed the value of the benefits to which such Participant or Beneficiary would have been entitled had the Plan been terminated immediately prior to such merger, consolidation or transfer of assets.

                                   ARTICLE 15

                  SPENDTHRIFT PROVISION; ALIENATION PROHIBITED

Except as provided in Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, the beneficial interest in the Trust of a Participant or Beneficiary shall not be assignable or subject to attachment or receivership, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary; provided, however, that the rule just stated shall not apply in the case of any Qualified Domestic Relations Order.

                                   ARTICLE 16

                      SPECIAL TAX QUALIFICATION PROVISIONS

16.1 Affiliated Companies. For all purposes of the Plan except for Section 7.3, "Affiliated Companies" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) that constitute a controlled group of corporations with the Company, a group of trades or businesses under common control with the Company, or an affiliated service group, within the meaning of
         Section 414(b), Section 414(c), Section 414(m) or Section 414(o) respectively, of the Code. For purposes of the limitation on contributions set forth in Section 7.3, "Affiliated Companies" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) that constitute a controlled group of corporations with the Company or a group of trades or businesses under common control with the Company, within the meaning of
         Section 414(b) or Section 414(c) of the Code, as modified by Section 414(o) and Section 415(h) of the Code, or which constitute an affiliated service group within the meaning of Section 414(m) of the Code.

         In furtherance and not in limitation of the other provisions of the Plan, for each Plan Year in which the Company is one of the Affiliated Companies, all service of an Employee with any one or more of the Affiliated Companies shall be treated as employment by the Company for purposes of determining the Employee's Hours of Service, eligibility to participate in the Plan, Years of Service and limitations on contributions in Section 7.3. Service of an individual for an employer that becomes an Affiliated Company during his employment shall be treated as employment by the Company from and after the date on which such an employer becomes an Affiliated Company. The transfer of employment by an Employee to another Affiliated Company shall not be a Retirement or other termination of employment for purposes of the Plan; provided, however, that contributions under the Plan relating to any such Employee shall be allocated to his Account only with respect to his Compensation from the Company.

         An Affiliated Company other than a foreign corporation not subject to tax under Section 881 of the Code or any other entity operating exclusively outside the United States may become a participating company in the Plan and Trust as provided in Section 17.9, in which case the terms and conditions of the Plan relating to contributions and benefits shall apply to such a participating company as though it were the Company, and to its employees as though they were employees of the Company; provided, however, that all powers reserved to the Company in Articles 12 through 14 of the Plan shall rest exclusively with the Company.

16.2 Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, the following provisions shall apply to any Plan Year for which the Plan is determined to be a "top-heavy plan" within the meaning of Section 416 of the Code.

         (a) The Plan will be considered a top-heavy plan for the initial Plan Year if as of the last day of such Plan Year, and for any subsequent Plan Year if as of the last day of the preceding Plan Year (the "Determination Date") (i) the total credit balance of the Accounts of Participants who are "key employees" (as defined in Section 416(i)(1) of the Code) exceeds sixty percent of the total credit balance of the Accounts of all Participants (the "60%-test") or (ii) the Plan is part of a "required aggregation group" (as hereinafter defined) that is top-heavy. However, notwithstanding the results of the 60%-test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of any aggregation group (within the meaning of Section 416(g) of the Code) that is not top-heavy.

         (b) An aggregation group is a group of tax-qualified retirement plans maintained by any Affiliated Company or Companies. A required aggregation group includes each such plan in which a key employee participates, and each other plan (regardless of whether the plan is terminated) that enables any plan in which a key employee participates to meet the requirements of
                  Section 410(a)(4) or Section 410 of the Code. A permissive aggregation group includes the required aggregation group plus any other plan or plans that, when considered with the required aggregation group, satisfy the requirements of
                  Section 401(a)(4) and Section 410 of the Code, and that the Committee has designated as a permissive aggregation group. All plans in any aggregation group shall be considered top-heavy if, treating all of the plans in the aggregation group as a single plan, the single plan would be top-heavy under the 60%-test.

         (c) For purposes of determining whether the Plan or any aggregation group is top-heavy under the 60%-test, the following rules shall apply: (1) the credit balance of the Accounts of Participants shall be increased by the aggregate distributions made with respect to any Participant during the five year period (the one year period effective for Plan Years beginning after December 31, 2001) ending on the Determination Date; (2) there shall not be taken into account the Account balance of any Participant who on the Determination Date is not a key employee but who was a key employee in a prior Plan Year; and (3) there shall not be taken into account the Account balance of any individual who has not received within the five years (the one year period effective for Plan Years beginning after December 31, 2001) preceding the Determination Date any compensation (other than benefits under the Plan) from any Affiliated Company that has adopted the Plan within the five years period (the one year period effective for Plan Years beginning after December 31, 2001) preceding the Determination Date.

         (d) Notwithstanding Section 7.2, the Company's contribution, if any, shall be allocated among the Accounts of Participants in a manner such that the Account (including the Participant's account in all other qualified retirement plans maintained by Affiliated Companies) of each Participant who is a "non-key employee" (as defined in Section 416(i)(2) of the Code) shall receive an amount equal to at least three percent of the Participant's Section 415 Compensation for such Plan Year (or, if less, the largest percentage of Section 415 Compensation provided on behalf of any Participant who is a key employee for that Plan Year) or five percent of the non-key employee's
                  Section 415 Compensation for the Plan Year in the event the non-key employee is a participant in both a defined benefit plan and a defined contribution plan, and such minimum contribution shall be allocated to the Accounts of each Participant for the year other than the one who is no longer an Employee on the last day of the year regardless of his Hours of Service within the year. However, should the amount allocated to each Participant who is a key employee be less than three percent of the Participant's Section 415 Compensation, elective contributions made on behalf of a key employee shall be taken into account in determining the minimum required contribution made on behalf of key employees.

         (e)      For limitation years beginning before December 31, 1999, if
                  (1) the Plan would be considered a top-heavy plan if a "90%-test" were utilized under subsection (a) above or (2) if Company contributions (together with any available forfeiture amounts) do not produce an allocation to the Account of each Participant who is a non-key employee equal in value to at least 7 1/2 percent of the Participant's Compensation, then, in calculating the denominators of the Defined Benefit Plan fraction and the Defined Contribution Plan Fraction in accordance with Section 7.3, the factor "1.0" shall be substituted for "1.25."

         (f) The minimum benefit requirements of subsections (d) and (e) above shall be reduced or offset, as determined by the Committee in accordance with applicable regulations of the Treasury Department, to the extent contributions or benefits otherwise meeting the requirements of this Article 16 are accrued for a non-key employee under any other qualified plan or plans maintained by the Affiliated Companies.

                                   ARTICLE 17

                                  MISCELLANEOUS

17.1 Rights of Employees. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Company and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Company or to diminish the right of the Company to discharge any Employee at any time, nor shall it be deemed to give the Company the right to require any Employee to remain in its employ or interfere with the Employee's right to terminate his employment at any time.

17.2 Obligation of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and neither the Company nor the Trustee assumes any personal liability or responsibility therefor.

17.3 Action by The Company. Whenever, under the terms of the Plan, the Company is permitted or required to do or perform any act or thing, it shall be done or performed by an officer thereunto duly authorized by the Company.

17.4 Construction. The provisions of the Plan shall be construed, administered and enforced according the laws of the United States of America insofar as they may be applicable, and otherwise according to the laws of the Commonwealth of Massachusetts. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular, unless the context otherwise requires. In any questions of interpretation or other matter of doubt, the Trustee, Committee and the Company may rely upon the legal opinion of counsel for the Company or any other attorney at law designated by the Company.

17.5 Liability of The Company. The only duty of the Company hereunder shall be to use reasonable care in the selection of the Committee and the Trustee. Subject to its agreement to indemnify the Committee as provided in Section 12.7 and the Trustee if and to the extent provided in the Trust Agreement, neither the Company nor any person acting on its behalf shall be liable for any act or omission on the part of the Trustee, or for any act performed or the failure to perform any act by any person with respect to the Plan or the Trust.

17.6 Titles. The titles of the Articles and Sections hereof are included for convenience only and shall not be construed as part of the Plan or in any respect affecting or modifying its provisions. Such words as "herein," "hereinafter," "hereof" and "hereunder" refer to this instrument as a whole and not merely to the subdivision in which said words appear.

17.7 Counterparts. The Plan may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

17.8 Expenses. All expenses incurred in establishing and operating the Plan, including, without limiting the generality of the foregoing, legal fees, brokerage commissions, administrative expenses, Trustee's expenses and the like, may be paid by the Company, but if not so paid shall be paid by the Trustee from the Trust Fund.

17.9 Adoption by Affiliated Company. With the approval of the Company, and subject to the last paragraph of Section 16.1, an Affiliated Company may adopt this Plan for the benefit of its Employees. In the event of such adoption, the Affiliated Company shall by appropriate written instrument(s) join in this Plan and Trust Agreement, and the provisions of this Plan shall be construed as necessary to account for participation herein by the Affiliated Company and contributions hereto for the Accounts of its eligible employees (such eligible employees to be so designated by the Affiliated Company); provided, however that in no event shall any such Affiliated Company be, or have the power to designate, the Committee or the Trustee(s) of the Plan or any Trust Agreement, such powers being hereby reserved exclusively to the Company and its Board of Directors.

         In the event that an organization that has adopted the Plan shall cease to be an Affiliated Company, such organization shall forthwith be deemed to have withdrawn from the Plan.

         Any Affiliated Company (other than the Company) may voluntarily withdraw from the Plan by giving prior notice in writing of such intention to withdraw to the Board of Directors and to the Committee.

         Upon any withdrawal by an Affiliated Company, the amounts outstanding to the credit of Participants employed by such Affiliated Company shall be set aside as a separate trust fund to be held pursuant to a plan whose initial terms shall be the same as the terms of the Plan on the date of such withdrawal, except that such Affiliated Company shall become the "Company" (and shall be substituted for the Company) thereunder and such separate plan shall cover only employees of such Affiliated Company.

         Notwithstanding the foregoing provisions of this Section 17.9, if employees of an Affiliated Company cease to be eligible to have contributions made on their behalf to the Plan by reason of any such withdrawal by an Affiliated Company, the Board of Directors may elect to continue to hold under the Plan and the Trust assets allocable to the withdrawing Affiliated Company (in lieu of segregation of such assets) and to apply provisions of the Plan so that Employees of the withdrawing Affiliated Company shall be treated as terminated Employees if they are no longer employed by any Affiliated Company and shall be considered to have transferred to noncovered status if they are employed after such withdrawal by any Affiliated Company that has not adopted the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name and behalf on this 28th day of June, 2002.

                                           PHOENIX FOOTWEAR GROUP, INC.

                                           By: /s/ ROBERT M. PEREIRA
                                              ----------------------------------

                                           Title: C.F.O
                                                 -------------------------------
                                       57